Exhibit 10.2

TWIST BIOSCIENCE CORPORATION

2018 EQUITY INCENTIVE PLAN

Amended and Restated Effective as of February 5, 2025

1.             Purposes of the Plan. The purposes of this Plan are (a) to attract and retain the best available personnel to ensure the Company’s success and accomplish the Company’s goals; (b) to incentivize Employees, Directors and Independent Contractors with long-term equity-based compensation to align their interests with the Company’s stockholders, and (c) to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2.             Definitions. As used herein, the following definitions will apply:

(a)            “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)            “Affiliate” means (i) an entity other than a Subsidiary which, together with the Company, is under common control of a third person or entity and (ii) an entity other than a Subsidiary in which the Company and/or one or more Subsidiaries own a controlling interest.

(c)            “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, rules and regulations, the rules and regulations of any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are, or will be, granted under the Plan or Participants reside or provide services to the Company or any Parent or Subsidiary of the Company, as such laws, rules, and regulations shall be in effect from time to time.

(d)            “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(e)            “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f)            “Board” means the Board of Directors of the Company.

(g)            “Cause” means, with respect to the termination of a Participant’s status as a Service Provider, except as otherwise defined in an Award Agreement, (i) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate of the Company and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import) or where it only applies upon the occurrence of a change in control and one has not yet taken place): (A) any material breach by Participant of any material written agreement between Participant and the Company; (B) any failure by Participant to comply with the Company’s material written policies or rules as they may be in effect from time to time; (C) neglect or persistent unsatisfactory performance of Participant’s duties; (D) Participant’s repeated failure to follow reasonable and lawful instructions from the Board or Chief Executive Officer; (E) Participant’s indictment for, conviction of, or plea of guilty or nolo contendre to, any felony or crime that results in, or is reasonably expected to result in, a material adverse effect on the business or reputation of the Company; (F) Participant’s commission of or participation in an act of fraud against the Company; (G) Participant’s intentional material damage to the Company’s business, property or reputation; or (H) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (ii) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. For purposes of clarity, a termination without “Cause” does not include any termination that occurs solely as a result of Participant’s death or Disability. The determination as to whether a Participant’s status as a Service Provider for purposes of the Plan has been terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability (or that of any Parent or Subsidiary or any successor thereto, as appropriate) to terminate a Participant’s employment or consulting relationship at any time, subject to Applicable Laws.

(h)            “Change in Control” except as may otherwise be provided in an Award Agreement or other applicable agreement, means the occurrence of any of the following:

 (i)            The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if the Company’s stockholders immediately prior to such merger, consolidation or reorganization cease to directly or indirectly own immediately after such merger, consolidation or reorganization at least a majority of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or reorganization;

 (ii)           The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets (other than (x) to a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (y) to a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company or (z) to a continuing or surviving entity described in Section 2(h)(i) in connection with a merger, consolidation or reorganization which does not result in a Change in Control under Section 2(h)(i));

 (iii)          A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

 (iv)         The consummation of any transaction as a result of which any Person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Section 2(g), the term “Person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude:

(1)            a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an affiliate of the Company;

(2)            a corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company;

(3)            the Company; and

(4)            a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company.

 A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions. In addition, if any Person (as defined above) is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered to cause a Change in Control. If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(i)             “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(j)             “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(k)            “Common Stock” means the common stock of the Company.

(l)             “Company” means Twist Bioscience Corporation, a Delaware corporation, or any successor thereto.

(m)           “Director” means a member of the Board.

(n)            “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o)            “Effective Date” means the date of the Company’s 2025 Annual Meeting of Stockholders.

(p)            “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)            “Exchange Program” means a program under which outstanding Awards are amended to provide for a lower exercise price or surrendered or cancelled in exchange for (i) Awards with a lower exercise price, (ii) a different type of Award or awards under a different equity incentive plan, (iii) cash, or (iv) a combination of (i), (ii) and/or (iii). Notwithstanding the preceding, the term Exchange Program does not include (i) any action described in Section 14 or any action taken in connection with a Change in Control transaction nor (ii) any transfer or other disposition permitted under Section 13. For the purpose of clarity, each of the actions described in the prior sentence, none of which constitute an Exchange Program, may be undertaken (or authorized) by the Administrator in its sole discretion without approval by the Company’s stockholders.

(s)            “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

 (i)            If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in such source as the Administrator deems reliable;

 (ii)           If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in such source as the Administrator deems reliable; or

 (iii)          In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator in compliance with Applicable Laws and regulations and in a manner that complies with Sections 409A of the Code.

(t)            “Fiscal Year” means the fiscal year of the Company.

(u)            “Incentive Stock Option” means an Option that by its terms qualifies and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v)            “Independent Contractor” means any person, including an advisor, consultant or agent, engaged by the Company or a Parent or Subsidiary to render services to such entity or who renders, or has rendered, services to the Company, or any Parent, Subsidiary or affiliate and is compensated for such services.

(w)            “Inside Director” means a Director who is an Employee.

(x)            “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(y)            “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z)            “Option” means a stock option granted pursuant to the Plan.

(aa)          “Outside Director” means a Director who is not an Employee.

(bb)         “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(cc)          “Participant” means the holder of an outstanding Award.

(dd)         “Performance Goal” means a formula or standard determined by the Committee with respect to each Performance Period based on one or more of the following criteria and any adjustment(s) thereto established by the Committee: (1) sales or non-sales revenue; (2) return on revenues; (3) operating income; (4) income or earnings including operating income; (5) income or earnings before or after taxes, interest, depreciation and/or amortization; (6) income or earnings from continuing operations; (7) net income; (8) pre-tax income or after-tax income; (9) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (10) raising of financing or fundraising; (11) project financing; (12) revenue backlog; (13) gross margin; (14) operating margin or profit margin; (15) capital expenditures, cost targets, reductions and savings and expense management; (16) return on assets (gross or net), return on investment, return on capital, or return on stockholder equity; (17) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (18) performance warranty and/or guarantee claims; (19) stock price or total stockholder return; (20) earnings or book value per share (basic or diluted); (21) economic value created; (22) pre-tax profit or after-tax profit; (23) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, completion of strategic agreements such as licenses, joint ventures, acquisitions, and the like, geographic business expansion, objective customer satisfaction or information technology goals, intellectual property asset metrics; (24) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (25) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, compliance, headcount, performance management, completion of critical staff training initiatives; (26) objective goals relating to projects, including project completion, timing and/or achievement of milestones, project budget, technical progress against work plans; and (27) enterprise resource planning. Awards issued to Participants may take into account other criteria (including subjective criteria). Performance Goals may differ from Participant to Participant, Performance Period to Performance Period and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, any increase (or decrease) over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to the Company), (iii) on a per share and/or share per capita basis, (iv) against the performance of the Company as a whole or against any affiliate(s), or a particular segment(s), a business unit(s) or a product(s) of the Company or individual project company, (v) on a pre-tax or after-tax basis, and/or (vi) using an actual foreign exchange rate or on a foreign exchange neutral basis.

(ee)          “Performance Period” means the time period during which the Performance Goals or other vesting provisions must be satisfied for Performance Shares or Performance Units.

(ff)           “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(gg)         “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(hh)          “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ii)            “Plan” means this 2018 Equity Incentive Plan, as amended and restated.

(jj)            “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company’s securities.

(kk)          “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan.

(ll)            “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(mm)        “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(nn)          “Section 16(b)” means Section 16(b) of the Exchange Act.

(oo)          “Service Provider” means an Employee, Director or Independent Contractor.

(pp)          “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(qq)          “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(rr)           “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(ss)          “Tax-Related Items” means income tax, social insurance or other social contributions, national insurance, social security, payroll tax, fringe benefits tax, payment on account or other tax-related items.

3.            Stock Subject to the Plan.

(a)            Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 10,068,911 Shares, which number is the sum of (i) 3,700,000 new Shares plus (ii) any Shares that, as of the Effective Date, have been reserved but not issued pursuant to any awards granted under the Company’s 2018 Equity Incentive Plan (the “Existing Plan”) and are not subject to any awards granted thereunder in an amount not to exceed 520,344 Shares, and (iii) any Shares subject to awards under the Existing Plan that otherwise would have been returned to the Existing Plan on or after the Effective Date on account of the expiration, cancellation, forfeiture or repurchase of awards granted thereunder in an amount not to exceed 5,848,567 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. Notwithstanding the foregoing, subject to the provisions of Section 14 below, in no event shall the maximum aggregate number of Shares that may be issued under the Plan pursuant to Incentive Stock Options exceed the number set forth in this Section 3(a) plus, to the extent allowable under Section 422 of the Code and the regulations promulgated thereunder, any Shares that again become available for issuance pursuant to Section 3(b).

(b)            Lapsed Awards. To the extent an Award should expire or be forfeited or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Exchange Program, the unissued Shares that were subject thereto shall, unless the Plan shall have been terminated, continue to be available under the Plan for issuance pursuant to future Awards. In addition, any Shares which are retained by the Company upon exercise of an Award in order to satisfy the exercise or purchase price for such Award or any withholding taxes due with respect to such Award shall be treated as not issued and shall continue to be available under the Plan for issuance pursuant to future Awards. Shares issued under the Plan and later forfeited to the Company due to the failure to vest or repurchased by the Company at the original purchase price paid to the Company for the Shares (including, without limitation, upon forfeiture to or repurchase by the Company in connection with a Participant ceasing to be a Service Provider) shall again be available for future grant under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

4.             Administration of the Plan.

(a)            Procedure.

 (i)            Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

 (ii)           Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

 (iii)          Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)            Powers of the Administrator. Subject to the provisions of the Plan, the Administrator will have the authority, in its discretion:

 (i)            to determine the Fair Market Value in accordance with Section 2(c);

 (ii)           to select the Service Providers to whom Awards may be granted hereunder;

 (iii)          to determine the number of Shares to be covered by each Award granted hereunder;

 (iv)          to approve forms of Award Agreements for use under the Plan;

 (v)           to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder; such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)           to institute and determine the terms and conditions of an Exchange Program; provided however, that the Committee shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any annual or special meeting of Company’s stockholders;

 (vii)         to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

 (viii)        to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations established for the purpose of satisfying applicable non-U.S. laws, for qualifying for favorable tax treatment under applicable non-U.S. laws or facilitating compliance with non-U.S. laws (sub-plans may be created for any of these purposes);

 (ix)          to modify or amend each Award (subject to Section 21 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards, to accelerate vesting and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

 (x)           to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 15 of the Plan;

 (xi)          to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

 (xii)         to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

 (xiii)        to make all other determinations deemed necessary or advisable for administering the Plan.

(c)            Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(d)            Delegation by the Committee. To the extent permitted by Applicable Law, the Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company.

5.            Award Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.            Stock Options.

(a)            Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the date the Option with respect to such Shares is granted. With respect to the Committee’s authority in Section 4(b)(ix), if, at the time of any such extension, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Committee, be limited to the earlier of (1) the maximum term of the Option as set by its original terms, or (2) ten (10) years from the grant date. Unless otherwise determined by the Committee, any extension of the term of an Option pursuant to this Section 4(b)(ix) shall comply with Code Section 409A to the extent necessary to avoid taxation thereunder.

(b)            Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)            Option Exercise Price and Consideration.

 (i)               Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

   (1)            In the case of an Incentive Stock Option

(A)	granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B)	granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

   (2)            In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

   (3)            Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

 (ii)             Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

 (iii)            Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration for both types of Options may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d)            Exercise of Option.

 (i)              Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

   An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with full payment of any applicable taxes or other amounts required to be withheld or deducted with respect to the Option). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

 (ii)             Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death, Disability or Cause, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

 (iii)            Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

 (iv)             Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

 (v)             Termination for Cause. If a Participant ceases to be a Service Provider as a result of being terminated for Cause, any outstanding Option (including any vested portion thereof) held by such Participant shall immediately terminate in its entirety upon the Participant being first notified of his or her termination for Cause and the Participant will be prohibited from exercising his or her Option from and after the date of such termination. All the Participant’s rights under any Option, including the right to exercise the Option, may be suspended pending an investigation of whether Participant will be terminated for Cause.

7.             Restricted Stock.

(a)            Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)            Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)            Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)            Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)            Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)            Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)            Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will be cancelled and returned as unissued shares to the Company and again will become available for grant under the Plan.

8.             Restricted Stock Units.

(a)            Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions (if any) related to the grant, including the number of Restricted Stock Units.

(b)            Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis (including the passage of time) determined by the Administrator in its discretion.

(c)            Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)            Form and Timing of Payment. Payment of earned Restricted Stock Units will be made upon the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e)            Cancellation. On the date set forth in the Award Agreement, all Shares underlying any unvested, unlapsed unearned Restricted Stock Units will be forfeited to the Company for future issuance.

9.             Stock Appreciation Rights.

(a)            Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)            Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c)            Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d)            Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)            Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) relating to the maximum term and Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.

(f)             Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

 (i)               The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

 (ii)              The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.            Performance Units and Performance Shares.

(a)            Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)            Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)            Performance Goals and Other Terms. The Administrator will set Performance Goals or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Without limiting the foregoing, the Committee shall adjust any Performance Goals or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock.

(d)            Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any Performance Goals or other vesting provisions for such Performance Unit/Share.

(e)            Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made upon the time set forth in the applicable Award Agreement. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)            Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11.            Dividends, Dividend Equivalents and Other Distributions. Dividends or other distributions may be paid or credited, as applicable, with respect to any Shares subject to an Award, as determined by the Administrator and contained in the applicable Award Agreement, which may take the form of dividend equivalents or otherwise; provided, however, that (i) dividends or other distributions (including dividend equivalents) may be paid or distributed with respect to any such Shares only if, when and to the extent such Shares have vested under the terms of such Award Agreement, (ii) any dividends or other distributions (including dividend equivalents) that are credited with respect to any such Shares will be subject to all of the terms and conditions applicable to such Shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividends that are credited with respect to any such Shares will be forfeited to the Company on the date, if any, such Shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Award Agreement. Dividend equivalents or otherwise may not be credited with respect to Options and Stock Appreciation Rights unless such dividend equivalents comply with Applicable Laws, including but not limited to Section 409A of the Code.

12.            Leaves of Absence/Transfer Between Locations. The Administrator shall have the discretion to determine at any time whether and to what extent the vesting of Awards shall be suspended during any leave of absence; provided, however, that in the absence of such determination, vesting of Awards shall continue during any paid leave and shall be suspended during any unpaid leave (unless otherwise required by Applicable Laws). A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Participant’s employer or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. If an Employee is holding an Incentive Stock Option and such leave exceeds three (3) months then, for purposes of Incentive Stock Option status only, such Employee’s service as an Employee shall be deemed terminated on the first (1st) day following such three (3) month period and the Incentive Stock Option shall thereafter automatically treated for tax purposes as a Nonstatutory Stock Option in accordance with Applicable Laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy.

13.            Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14.            Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)            Adjustments. In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend) or reclassification of the Shares, subdivision of the Shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of Common Stock or other securities of the Company or other significant corporate transaction, or other change affecting the Common Stock occurs, the Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the Plan and/or the number, class, kind and price of securities covered by each outstanding Award. Notwithstanding the forgoing, all adjustments under this Section 14 shall be made in a manner that does not result in taxation under Code Section 409A.

(b)            Dissolution or Liquidation. In the event of the proposed winding up, dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, an Award will terminate immediately prior to the consummation of such proposed action.

(c)            Corporate Transaction. In the event of (i) a transfer of all or substantially all of the Company’s assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, or (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the Company’s then outstanding capital stock (a “Corporate Transaction”), each outstanding Award (vested or unvested) will be treated as the Administrator determines, which determination may be made without the consent of any Participant and need not treat all outstanding Awards (or portion thereof) in an identical manner. Such determination, without the consent of any Participant, may provide (without limitation) for one or more of the following in the event of a Corporate Transaction: (A) the continuation of such outstanding Awards by the Company (if the Company is the surviving corporation); (B) the assumption of such outstanding Awards by the surviving corporation or its parent; (C) the substitution by the surviving corporation or its parent of new options or other equity awards for such Awards; (D) the cancellation of such Awards in exchange for a payment to the Participants equal to the excess of (1) the Fair Market Value of the Shares subject to such Awards as of the closing date of such Corporate Transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the Shares subject to the Awards; provided further, that at the discretion of the Committee, such payment may be subject to the same conditions that apply to the consideration that will be paid to holders of Shares in connection with the transaction; provided, however, that any payout in connection with a terminated award shall comply with Section 409A of the Code to the extent necessary to avoid taxation thereunder; or (c) the opportunity for Participants to exercise the Options prior to the occurrence of the Corporate Transaction and the termination (for no consideration) upon the consummation of such Corporate Transaction of any Options not exercised prior thereto.

(d)            Change in Control. Unless otherwise set forth in an Award Agreement, in any other written agreement between the Company or any Affiliate and the Participant, or in any director compensation policy of the Company, in the event of a Change in Control:

 (i)               With respect to each outstanding Award that is assumed or substituted in connection with a Change in Control, in the event the Participant incurs a termination of service other than for Cause, during the 24-month period following such Change in Control, on the date of such Termination of Service (A) such Award shall become fully vested and, if applicable, exercisable, (B) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse and (C) any performance conditions imposed with respect to such Award shall be deemed to be achieved at target performance levels.

 (ii)             With respect to each outstanding Award that is not assumed or substituted in connection with a Change in Control, immediately prior to the occurrence of the Change in Control (A) such Award shall become fully vested and, if applicable, exercisable, (B) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse and (C) any performance conditions imposed with respect to such Award shall be deemed to be achieved at target performance levels. In lieu of the foregoing, and solely with respect to this Section 14(d)(ii), the Administrator may also provide for the cash-out of vested and unvested Awards (at target performance levels with respect to performance-based Awards).

 (iii)             For purposes of this Section 14(d), an Award shall be considered assumed or substituted for if, following the Change in Control, the Award is of comparable value and remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to Shares, the Award instead confers the right to receive common stock of the acquiring entity or in the case of an amalgamation, the amalgamated company or its parent.

 (iv)             Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 14(d) shall be applicable only to the extent specifically provided in the Award Agreement and as permitted pursuant to Section 15(c).

15.           Tax.

(a)            Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or prior to any time the Award or Shares are subject to taxation or other Tax-Related Items, the Company and/or the Participant’s employer will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any Tax-Related Items or other items that are required to be withheld or deducted or otherwise applicable with respect to such Award.

(b)            Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such withholding or deduction obligations or any other Tax-Related Items, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares, or (c) delivering to the Company already-owned Shares; provided that, unless specifically permitted by the Company, any proceeds derived from a cashless exercise must be an approved broker-assisted cashless exercise or the cash or Shares withheld or delivered must be limited to avoid financial accounting charges under applicable accounting guidance or Shares must have been previously held for the minimum duration required to avoid financial accounting charges under applicable accounting guidance. Except as otherwise determined by the Administrator, the Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the amounts are required to be withheld or deducted.

(c)            Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A (or an exemption therefrom) and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A (or an exemption therefrom), such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. In no event will the Company be responsible for or reimburse a Participant for any taxes or other penalties incurred as a result of applicable of Code Section 409A.

16.            No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Subsidiary or Affiliate, nor will they interfere in any way with the Participant’s right or the Company’s or any Subsidiary or Affiliate’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17.            Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18.            Corporate Records Control. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

19.            Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

20.            Term of Plan. The Existing Plan originally became effective as of the day immediately prior to the Registration Date. Subject to Section 24 of the Plan, the Plan will become effective as of the Effective Date. The Plan will terminate on September 26, 2028, unless terminated earlier under Section 21 of the Plan.

21.            Amendment and Termination of the Plan.

(a)            Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)            Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)            Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

22.            Conditions Upon Issuance of Shares.

(a)            Legal Compliance. Shares will not be issued pursuant to the exercise or vesting (as applicable) of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)            Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

23.            Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

24.            Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

25.            Governing Law. The Plan and all Awards hereunder shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

TWIST BIOSCIENCE CORPORATION

2018 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Twist Bioscience Corporation 2018 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Award Agreement (the “Award Agreement”).

I.              NOTICE OF RESTRICTED STOCK GRANT

Participant Name:

You have been granted the right to receive an Award of Restricted Stock, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Total Number of Shares Granted

Vesting Schedule:

Subject to Section 3 of the Award Agreement, the Restricted Stock will vest and the Company’s right to reacquire the Restricted Stock will lapse in accordance with the following schedule:

[INSERT VESTING SCHEDULE]

By Participant’s signature and the signature of the representative of Twist Bioscience Corporation (the “Company”) below, or by Participant otherwise accepting this Award, Participant and the Company agree that this Award of Restricted Stock is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Restricted Stock Grant (attached as Part II of this Award Agreement and any country-specific addendum attached thereto), all of which are made a part of this document. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement.

PARTICIPANT:	TWIST BIOSCIENCE CORPORATION

Signature	By

Print Name	Title

II.            TERMS AND CONDITIONS OF RESTRICTED STOCK GRANT

1.            Grant of Restricted Stock. The Company hereby grants to the individual named in the Notice of Grant attached as Part I of this Award Agreement (the “Participant”) under the Plan for past services as an Employee, Director, or Independent Contractor and as a separate incentive in connection with his or her services and not in lieu of any salary or other compensation for his or her services, an Award of Shares of Restricted Stock, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 20 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

2.            Escrow of Shares.

(a)           All Shares of Restricted Stock will, upon execution of this Award Agreement, be delivered and deposited with an escrow holder designated by the Company (the “Escrow Holder”). The Shares of Restricted Stock will be held by the Escrow Holder until such time as the Shares of Restricted Stock vest or the date Participant ceases to be a Service Provider.

(b)          The Escrow Holder will not be liable for any act it may do or omit to do with respect to holding the Shares of Restricted Stock in escrow while acting in good faith and in the exercise of its judgment.

(c)          Upon Participant’s termination as a Service Provider for any reason, the Escrow Holder, upon receipt of written notice of such termination, will take all steps necessary to accomplish the transfer of the unvested Shares of Restricted Stock to the Company. Participant hereby appoints the Escrow Holder with full power of substitution, as Participant's true and lawful attorney in fact with irrevocable power and authority in the name and on behalf of Participant to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares of Restricted Stock to the Company upon such termination.

(d)          The Escrow Holder will take all steps necessary to accomplish the transfer of Shares of Restricted Stock to Participant after they vest following Participant’s request that the Escrow Holder do so.

(e)          Subject to the terms hereof, Participant will have all the rights of a stockholder with respect to the Shares while they are held in escrow, including without limitation, the right to vote the Shares and to receive any cash dividends declared thereon.

(f)           In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares, the Shares of Restricted Stock will be increased, reduced or otherwise changed, and by virtue of any such change Participant will in his or her capacity as owner of unvested Shares of Restricted Stock be entitled to new or additional or different shares of stock, cash or securities (other than rights or warrants to purchase securities); such new or additional or different shares, cash or securities will thereupon be considered to be unvested Shares of Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the unvested Shares of Restricted Stock pursuant to this Award Agreement. If Participant receives rights or warrants with respect to any unvested Shares of Restricted Stock, such rights or warrants may be held or exercised by Participant, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants will be considered to be unvested Shares of Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the unvested Shares of Restricted Stock pursuant to this Award Agreement.

(g)          The Company may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Restricted Stock or otherwise note its records as to the restrictions on transfer set forth in this Award Agreement.

3.            Vesting Schedule. Subject to Section 4, the Shares of Restricted Stock awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares of Restricted Stock scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs. Service Provider status for purposes of the Plan will end on the day that Participant is no longer actively providing services as an Employee, Director, or Independent Contractor and will not be extended by any notice period or “garden leave” that may be required contractually or under Applicable Laws. Notwithstanding the foregoing, the Administrator (or any delegate) shall have the sole and absolute discretion to determine when Participant is no longer providing active service for purposes of Service Provider status and participation in the Plan.

4.            Forfeiture upon Termination of Status as a Service Provider. Notwithstanding any contrary provision of this Award Agreement, the balance of the Shares of Restricted Stock that have not vested as of the time Participant’s status as a Service Provider ceases in accordance with Section 3 above will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date of such termination and Participant will have no further rights thereunder. Participant will not be entitled to a refund of the price paid for the Shares of Restricted Stock, if any, returned to the Company pursuant to this Section 4. Participant hereby appoints the Escrow Agent with full power of substitution, as Participant’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of Participant to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares to the Company upon such termination of service.

5.            Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, if so allowed by the Administrator in its sole discretion, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any Applicable Laws or regulations pertaining to said transfer.

6.            Withholding of Taxes. Regardless of any action the Company or Participant’s employer (the “Employer”) takes with respect to any or all applicable national, local, or other tax or social contribution, withholding, required deductions, or other payments, if any, that arise upon the grant or vesting of the Restricted Stock or the holding or subsequent sale of Shares, and the receipt of dividends, if any, or otherwise in connection with the Shares (“Tax-Related Items”), Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and may exceed any amount actually withheld by the Company or the Employer. Participant further acknowledges and agrees that Participant is solely responsible for filing all relevant documentation that may be required in relation to the Shares or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company or a Parent, Subsidiary, or Employer pursuant to Applicable Law) such as but not limited to personal income tax returns or reporting statements in relation to the grant of Shares, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends. Participant further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock, including grant or vesting, the subsequent sale of Shares acquired under the Plan, and the receipt of dividends, if any; and (b) does not commit to and is under no obligation to structure the terms of the Restricted Stock or any aspect of the Restricted Stock to reduce or eliminate Participant’s liability for Tax-Related Items, or achieve any particular tax result. Participant also understands that Applicable Laws may require varying Share valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of Participant under Applicable Laws. Further, if Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares of Restricted Stock may be released from the escrow established pursuant to Section 2, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of any Tax-Related Items which the Company determines must be withheld with respect to such Shares.

As a condition to the grant and vesting of the Shares of Restricted Stock and as set forth in Section 14 of the Plan, Participant hereby agrees to make adequate provision for the satisfaction of (and will indemnify the Company and any Parent or Subsidiary for) any Tax-Related Items. The Tax-Related Items shall be satisfied by the Company’s withholding all or a portion of any Shares of Restricted Stock that vest; provided that amounts withheld shall not exceed the amount necessary to satisfy the Company’s minimum tax withholding obligations. Such withheld Shares shall be valued based on the Fair Market Value as of the date the withholding obligations are satisfied. Furthermore, Participant agrees to pay the Company or any Parent, Subsidiary, or Employer any Tax-Related Items that cannot be satisfied by the foregoing methods.

7.            Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant or the Escrow Agent. Except as provided in Section 2, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares, but prior to such issuance, Participant will not have any rights to dividends and/or distributions on such Shares.

8.            No Guarantee of Continued Service or Grants. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE SHARES OF RESTRICTED STOCK PURSUANT TO THE VESTING SCHEDULE HEREOF SHALL OCCUR ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE EMPLOYER OR CONTRACTING ENTITY (AS APPLICABLE) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS RESTRICTED STOCK OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE EMPLOYER OR THE COMPANY, PARENT, OR SUBSIDIARY TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

Participant also acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time; (b)      the grant of Restricted Stock is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock, or benefits in lieu of Restricted Stock even if Restricted Stock have been granted repeatedly in the past; (c) all decisions with respect to future awards of Restricted Stock, if any, will be at the sole discretion of the Company; (d) Participant’s participation in the Plan is voluntary; (e) the Restricted Stock and the Shares subject to the Restricted Stock are extraordinary items that do not constitute regular compensation for services rendered to the Company or the Employer, and that are outside the scope of Participant’s employment contract, if any; (f) the Restricted Stock and the Shares subject to the Restricted Stock are not intended to replace any pension rights or compensation; (g) the Restricted Stock and the Shares subject to the Restricted Stock are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer, subject to Applicable Laws.

9.            Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of its Secretary at Twist Bioscience Corporation, 681 Gateway Blvd, South San Francisco, CA 94080, or at such other address as the Company may hereafter designate in writing.

10.            Grant is Not Transferable. Except to the limited extent provided in Section 5, the unvested Shares subject to this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and may not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any unvested Shares of Restricted Stock subject to this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

11.          Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

12.         Additional Conditions; Release from Escrow. The Company will not be required to issue any certificate or certificates for Shares hereunder or release such Shares from the escrow established pursuant to Section 2 prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any Applicable Laws or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body or the securities exchange on which the Shares are then registered, which the Administrator will, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Administrator will, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of grant of the Restricted Stock as the Administrator may establish from time to time for reasons of administrative convenience.

Furthermore, the Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Restricted Stock and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with Applicable Laws or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Participant understands that the Applicable Laws of the country in which he or she is resident at the time of grant or vesting of the Restricted Stock or the holding or disposition of Shares (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent the issuance of Shares or may subject Participant to additional procedural or regulatory requirements he or she is solely responsible for and will have to independently fulfill in relation to the Restricted Stock or the Shares. Notwithstanding any provision herein, the Restricted Stock and any Shares shall be subject to any special terms and conditions or disclosures as set forth in any addendum for Participant’s country (the “Country-Specific Addendum,” which forms part this Award Agreement). Participant also understands and agrees that if he works, resides, moves to, or otherwise is or becomes subject to Applicable Laws or company policies of another jurisdiction at any time, certain country-specific notices, disclaimers and/or terms and conditions may apply to him as from the date of grant, unless otherwise determined by the Company in its sole discretion.

13.          Reserved.

14.          Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.

15.          Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares of Restricted Stock have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

16.          Electronic Delivery and Acceptance; Translation. The Company may, in its sole discretion, decide to deliver any documents related to the Shares of Restricted Stock awarded under the Plan or future Restricted Stock that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company. If Participant has received this Award Agreement, including appendices, or any other document related to the Plan translated into a language other than English, and the meaning of the translated version is different than the English version, the English version will control.

17.          Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

18.          Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

19.          Modifications to the Award Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Award of Restricted Stock.

20.          Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s Personal Data (as described below) by and among, as applicable, the Company, any Parent, Subsidiary, or affiliate, or third parties as may be selected by the Company for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that refusal or withdrawal of consent will affect Participant’s ability to participate in the Plan; without providing consent, Participant will not be able to participate in the Plan or realize benefits (if any) from the Restricted Stock.

Participant understands that the Company and any Parent, Subsidiary, affiliate, or designated third parties may hold personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Parent, Subsidiary, or affiliate, details of all Restricted Stock or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Personal Data”). Participant understands that Personal Data may be transferred to any Parent, Subsidiary, affiliate, or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Participant’s country (if different than the United States), or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. In particular, the Company may transfer Personal Data to the broker or stock plan administrator assisting with the Plan, to its legal counsel and tax/accounting advisor, and to the affiliate or entity that is Participant’s employer and its payroll provider.

Participant should also refer to any data privacy policy implemented by the Company (which will be available to Participant separately and may be updated from time to time) for more information regarding the collection, use, storage, and transfer of Participant’s Personal Data.

21.          Foreign Exchange Fluctuations and Restrictions. Participant understands and agrees that the future value of the underlying Shares is unknown and cannot be predicted with certainty and may decrease. Participant also understands that neither the Company, nor any affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of the Restricted Stock or Shares received (or the calculation of income or Tax-Related Items thereunder). Participant understands and agrees that unless otherwise permitted by the Company any cross-border remittance made to transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require the Participant to provide such entity with certain information regarding the transaction.

22.          Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

23.          Governing Law and Venue. This Award Agreement will be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Restricted Stock or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts.

o O o

Country-Specific Addendum

This Addendum includes additional country-specific notices, disclaimers, and/or terms and conditions that apply to individuals who are working or residing in the countries listed below and that may be material to Participant’s participation in the Plan. Such notices, disclaimers, and/or terms and conditions may also apply, as from the date of grant, if Participant moves to or otherwise is or becomes subject to the Applicable Laws or company policies of the country listed. However, because foreign exchange regulations and other local laws are subject to frequent change, Participant is advised to seek advice from his or her own personal legal and tax advisor prior to accepting the Restricted Stock or holding or selling Shares acquired under the Plan. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s acceptance of the Restricted Stock or participation in the Plan. Unless otherwise noted below, capitalized terms shall have the same meaning assigned to them under the Plan, the Notice of Restricted Stock Grant and the Award Agreement. This Addendum forms part of the Award Agreement and should be read in conjunction with the Award Agreement and the Plan.

Securities Law Notice: Unless otherwise noted, neither the Company nor the Shares are registered with any local stock exchange or under the control of any local securities regulator outside the United States. The Award Agreement (of which this Addendum is a part), the Notice of Restricted Stock Grant, the Plan, and any other communications or materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and the issuance of securities described in any Plan-related documents is not intended for public offering or circulation in your jurisdiction.

European Union (“EU”)/European Economic Area (“EEA”) and Switzerland

Data Privacy. Where Participant is a resident of the EU/EEA or Switzerland, the following provision applies and supplements Section 20 of the Award Agreement. Participant understands and acknowledges that:

•      The data controller is the Company; queries or requests regarding the Participant’s Personal Data should be made in writing to the Company’s representative relating to the Plan or Restricted Stock matters, who may be contacted at: Paula Green, VP Human Resources;

•     The legal basis for the processing of Personal Data is that the processing is necessary for the performance of a contract to which the Participant is a party (namely, this Award Agreement);

•     Personal Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan;

•     He or she may, at any time, access his or her Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data without cost or exercise any other rights they may have in relation to their Personal Data under applicable law, including the right to make a complaint to an EU data protection regulator.

France

Foreign Ownership Reporting. Residents of France with foreign account balances in excess of EUR 1 million or its equivalent must report monthly to the Bank of France.

Consent to Receive Information in English. By accepting the Restricted Stock, you confirm having read and understood the Plan and the Agreement, which were provided in the English language. You accept the terms of those documents accordingly. En acceptant cette attribution gratuite d’actions, vous confirmez avoir lu et comprenez le Plan et ce Contrat, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Vous acceptez les dispositions de ces documents en connaissance de cause.

Israel

Israel Sub-Plan. This grant is also subject to the Sub-Plan for Israeli Participants and is hereby designated as follows:

______102 Capital Gain Track Award

______102 Ordinary Income Track Award

______102 Non-Trustee Award

______3(9) Award

The terms used herein shall have the meaning ascribed to them in the Plan and Israeli Sub-Plan. In the event of any conflict, whether explicit or implied, between the provision of this Award Agreement and the Sub-Plan, the provisions set out in the Sub-Plan shall prevail. By accepting this grant, you acknowledge that a copy of the Israeli Sub-Plan has been provided to you. The Israeli Sub-Plan may also be obtained by contacting the Manager HR, Tel Aviv.

To the extent the Restricted Stock is designated above as either a 102 Capital Gain Track Award or a 102 Ordinary Income Track Award, Participant declares and acknowledges that he or she: (i) fully understands that Section 102 applies to the Restricted Stock specified in this Notice of Restricted Stock Grant and Award Agreement; (ii) understands the provisions of Section 102, the tax track chosen and the implications thereof; (iii)  agrees to the terms of the Trust Agreement between the Company and the Trustee, as well as the requirements of the Israeli Tax Authority, (iv) understands that releasing the Shares from the control or holding of the Trustee prior to the termination of the Required Holding Period constitutes a violation of the terms of Section 102 and agrees to bear the relevant sanctions; (v) authorizes the Company and/or the applicable Parent, Subsidiary, or affiliate to provide the Trustee with any information required for the purpose of administering the Plan including executing its obligations under the Ordinance, the trust deed and the Trust Agreement, including without limitation information about his/her Shares, income tax rates, salary bank account, contact details and identification number; and (vii) declares that he/she is a resident of the State of Israel for tax purposes on the Grant Date and agrees to notify the Company upon any change in the residence address indicated above and acknowledges that if he/she ceases to be an Israeli resident or if his/her engagement with the Company or a Parent, Subsidiary, or affiliate is terminated, the Shares shall remain subject to Section 102, the Trust Agreement, the Plan, the Sub-Plan, and this Agreement.

The grant of the Restricted Stock is conditioned upon Participant signing all documents requested by the Company, the Parent, Subsidiary, or affiliate, or the Trustee, in accordance with the Trust Agreement.

A copy of the Trust Agreement is available for Participant’s review, during normal working hours at his or her local entity’s offices.

With respect to 102 Trustee Award, the Shares issued upon exercise or vesting of such 102 Trustee Award shall be issued to and in the name of the Trustee on behalf of Participant, and shall be held by the Trustee in trust on behalf of Participant; provided, however, that in the event Participant elects to receive the Shares directly to his/her possession, the transfer from the Trustee shall be subject to the payment of any and all applicable taxes by Participant, to the satisfaction of each of the Trustee and the Company, until the full payment of required taxes, as applicable.

Further to Section 11 of the Award Agreement, with respect to 102 Trustee Award, Participant shall not sell, assign, transfer, pledge, give as a collateral, or grant any right to any third party or release from trust any Restricted Stock and any Share received and/or any additional rights, including bonus shares that may be distributed to Participant in connection with such 102 Trustee Award (the “Additional Rights”), which will be allocated to the Trustee on behalf of Participant and shall be held in trust or controlled by the Trustee for the benefit of Participant, until at least the lapse of the Required Holding Period. Notwithstanding the above, if any such sale or release occurs during the Required Holding Period, the sanctions under Section 102 shall apply to and shall be borne by Participant. At the end of the Required Holding Period, the Restricted Stock or Shares underlying the Restricted Stock or any Additional Rights may be transferred to Participant upon his or her demand, but only under the condition that the tax due in accordance with Section 102 is paid to the satisfaction of the Trustee and the Company. With respect to any Award granted by the Company pursuant to Section 102(c) of the Ordinance (which provides for ordinary income Awards administered by the Trustee), the Award and all rights (if any) that accrue thereon shall be allocated or issued to the Trustee, who shall hold such Award and all rights accrued thereon (if any) in trust for the benefit of Participant and/or the Company, as the case may be, until the full payment of required taxes arising from such Award and/or rights accrued thereon (if any).

Any fees associated with any vesting, exercise, sale, transfer or any act in relation to the Awards shall be borne by the Participant, and the Trustee, the Company, and/or any Parent, Subsidiary, or affiliate shall be entitled to withhold or deduct such fees from payments otherwise due to the Participant from the Company, a Parent, Subsidiary, or affiliate, or the Trustee.

Notwithstanding Section 24 of the Award Agreement, the Ordinance will apply to the tax treatment of grants made under the Israeli Sub-Plan (and requirements and restrictions related thereto).

Securities Law Notice. If required under applicable law, the Company shall use reasonable efforts to receive a securities exemption from the Israeli Securities Authority to avoid the requirement to file an Israeli securities prospectus in relation to the Plan. If such exemption is obtained, copies of the Plan and the Form S-8 or S-1 registration statement for the Plan as filed with the U.S. Securities and Exchange Commission will be made available by request from Manager HR, Tel Aviv. A Hebrew translation may be provided upon request.

Japan

Securities Law Notice. With respect to the Restricted Stock, the Company hereby informs you that (a) a filing under the provisions of Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (“FIEL”) has not been made, as any solicitation of Restricted Stock constitutes a private placement to a small number of investors (shoninzu muke kanyu) as provided under Article 23-13, Paragraph 4, Item 1 (i) of the FIEL, and (b) the Restricted Stock may not be transferred (including a transfer thereof in whole) other than by will or by the laws of descent or distribution (subject to compliance with Applicable Laws).

告知事項. 本制限付株式（RS）に関し、(a) 本制限付株式（RS）の発行に係る取得の申込みの勧誘が、金融商品取引法第23条の13第4項第1号イに規定する少人数向け勧誘に該当することにより、当該取得の申込みの勧誘に関し、金融商品取引法第4条第1項の規定に基づく届出は行われていないこと、及び(b) 本制限付株式（RS）は、（適用法令を遵守した）遺言による場合又は相続若しくは遺産分配に係る法令による場合を除き、譲渡（一括譲渡を含みます。）できないことを、当会社はここに告知致します。

Share Ownership and Payment Reporting. If you acquire Shares valued at more than ¥100,000,000 total, you must file a Securities Acquisition Report with the Ministry of Finance (“MOF”) through the Bank of Japan within 20 days of the acquisition of the Shares.

Exit Tax. Please note that you may be subject to tax on your Restricted Stock, even prior to vesting, if you relocate from Japan if you (1) hold financial assets with an aggregate value of ¥100,000,000 or more upon departure from Japan and (2) maintained a principle place of residence (jusho) or temporary place of abode (kyosho) in Japan for 5 years or more during the 10-year period immediately prior to departing Japan. You should discuss your tax treatment with your personal tax advisor.

Singapore

Securities Law Notice. This offer and the Shares to be issued hereunder shall be made available through this platform/facility and are offered to you in reliance on the exemption under section 272A (1) of the Securities and Futures Act (Chapter 289) of Singapore (the “SFA”). These offers are not made in or accompanied by a prospectus that is registered by the Monetary Authority of Singapore (the “Authority”). Apart from being subjected to the general resale restriction under Section 257 of the SFA, any and all Shares to be issued hereunder shall therefore not be subsequently sold to any person, unless the offer resulting in such subsequent sale is made in compliance with Subdivisions (2) and (3) of Part XII Division (1), in reliance on subsection (8)(c) or any other exemption under any provision of Subdivision (4) of Part XII Division (1) (other than this subsection), or where at least 6 months have elapsed from the date the securities were acquired under the initial offer, in reliance on the exemption under this subsection.

Director Reporting. If you are a director or shadow director of a Singapore Subsidiary, you may be subject to special reporting requirements with regard to the acquisition of shares or rights over Shares. Please contact your personal legal advisor for further details if you are a director or shadow director.

Exit Tax / Deemed Exercise Rule. If you are deemed by the Singapore tax authorities to have received Options in relation to your employment in Singapore, notwithstanding the fact that you are not employed by the Company or any Parent or Subsidiary, please note that if, prior to the exercise of the Options, you are 1) a permanent resident of Singapore and leave Singapore permanently or are transferred out of Singapore; or 2) neither a Singapore citizen nor permanent resident and either cease employment in Singapore or leave Singapore for any period exceeding 3 months, you will likely be taxed on the Options on a “deemed exercise” basis, even if your Options have not yet vested.  You should discuss your tax treatment with your personal tax advisor.

United Kingdom

The following supplements Section 6 of the Agreement:

Withholding of Tax.  If payment or withholding of the Tax-Related Items is not made within ninety (90) days of the end of the UK tax year in which the event giving rise to the Tax-Related Items occurs (the “Due Date”) or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected Tax-Related Items will constitute a loan owed by Participant to the Employer, effective on the Due Date.  Participant agrees that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the employer may recover it at any time thereafter by any of the means referred to in Section 6 of the Award Agreement. Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), Participant will not be eligible for such a loan to cover the Tax-Related Items.  In the event that Participant is a director or executive officer and the Tax-Related Items are not collected from or paid by Participant by the Due Date, the amount of any uncollected Tax-Related Items will constitute a benefit to Participant on which additional income tax and national insurance contributions will be payable.  Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime.

HMRC National Insurance Contributions. Participant agrees that (a) Tax-Related Items within Section 6 of the Award Agreement shall include any secondary class 1 (employer) National Insurance Contributions that (i) any employer (or former employer) of Participant is liable to pay (or reasonably believes it is liable to pay); and (ii) may be lawfully recovered from Participant; and (b) if required to do so by the Company (at any time when the relevant election can be made) Participant shall: (i) make a joint election (with the employer or former employer) in the form provided by the Company to transfer to Participant the whole or any part of the employer’s liability; and (ii) enter into arrangements required by HM Revenue & Customs (or any other tax authority) to secure the payment of the transferred liability.

Restricted Securities Elections.  Unless this requirement is waived by the Company, Participant shall enter into a joint election (with the appropriate employer) under section 431(1) or section 431(2) of Income Tax (Earnings & Pensions) Act 2003 in respect of:

(a)   any Shares acquired (or to be acquired) under this Award;

(b)   any securities acquired (or to be acquired) as a result of any surrender of the Award; and

(c)   any securities acquired (or to be acquired) as a result of holding either Shares acquired under this Award or securities specified in paragraph (b) above or this paragraph (c).

TWIST BIOSCIENCE CORPORATION

2018 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Twist Bioscience Corporation 2018 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Award Agreement (the “Award Agreement”).

I.            NOTICE OF RESTRICTED STOCK UNIT GRANT

Participant Name: [Participant Name]

You have been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number	[Client Grant ID]

Date of Grant	[Grant Date]

Vesting Commencement Date	[Vest from Hire Date]

Number of Restricted Stock Units	[Number of Shares Granted]

Vesting Schedule:

Subject to Section 3 of the Award Agreement, the Restricted Stock Units will vest in accordance with the schedule provided on Fidelity’s NetBenefits® (https://nb.fidelity.com/public/nb/default/home).

In the event Participant ceases to be a Service Provider (or gives or is given notice of such termination) before Participant vests in the Restricted Stock Unit, the Restricted Stock Unit and Participant’s right to acquire any Shares hereunder will terminate in accordance with Section 3 of the Award Agreement.

[Signature Page Follows]

By Participant’s signature and the signature of the representative of Twist Bioscience Corporation (the “Company”) below, or by Participant otherwise accepting this Award, Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Restricted Stock Unit Grant (attached as Part II of this Award Agreement and any country-specific addendum attached thereto), all of which are made a part of this document. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement.

PARTICIPANT:	TWIST BIOSCIENCE CORPORATION

Participant’s Name	By:	Chief Executive Officer

Electronic Signature

Acceptance Date

II.            TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT

1.            Grant. The Company hereby grants to the individual named in the Notice of Grant attached as Part I of this Award Agreement (the “Participant”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 20 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

2.            Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3, Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any Restricted Stock Units that vest in accordance with Section 3 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares as set forth herein, subject to Participant satisfying any Tax-Related Items as set forth in Section 7. Subject to the provisions of Section 4, such vested Restricted Stock Units will be paid in whole Shares as soon as practicable after vesting, but in each such case within the period ending no later than the date that is two and one-half (2½) months from the end of the Company’s tax year that includes the vesting date. In no event will Participant be permitted, directly or indirectly, to specify the taxable year of the payment of any Restricted Stock Units payable under this Award Agreement.

3.            Vesting Schedule. Subject to Section 5, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs. Service Provider status for purposes of this Award will end on the day that Participant is no longer actively providing services as an Employee, Director, or Independent Contractor and will not be extended by any notice period or “garden leave” that may be required contractually or under Applicable Laws. Notwithstanding the foregoing, the Administrator (or any delegate) shall have the sole and absolute discretion to determine when Participant is no longer providing active service for purposes of Service Provider status and participation in the Plan.

4.            Administrator Discretion. Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless the Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to the Participant’s estate as soon as practicable following his or her death. It is the intent of this Award Agreement that it and all payments and benefits hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of U.S. Treasury Regulation Section 1.409A-2(b)(2). For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any final U.S. Treasury Regulations and U.S. Internal Revenue Service guidance thereunder, as each may be amended from time to time.

5.            Forfeiture upon Termination of Status as a Service Provider. Notwithstanding any contrary provision of this Award Agreement, the balance of the Restricted Stock Units that have not vested as of the time Participant’s status as a Service Provider ceases in accordance with Section 3 above and Participant’s right to acquire any Shares hereunder will immediately terminate.

6.            Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, if so allowed by the Administrator in its sole discretion, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any Applicable Laws or regulations pertaining to said transfer.

7.            Withholding of Taxes. Regardless of any action the Company or Participant’s employer (the “Employer”) takes with respect to any or all applicable national, local, or other tax or social contribution, withholding, required deductions, or other payments, if any, that arise upon the grant or vesting of the Restricted Stock Units or the holding or subsequent sale of Shares, and the receipt of dividends, if any, or otherwise in connection with the Restricted Stock Units or the Shares (“Tax-Related Items”), Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and may exceed any amount actually withheld by the Company or the Employer. Participant further acknowledges and agrees that Participant is solely responsible for filing all relevant documentation that may be required in relation to the Restricted Stock Units or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company or a Parent, Subsidiary, or Employer pursuant to Applicable Law) such as but not limited to personal income tax returns or reporting statements in relation to the grant, vesting or settlement of the Restricted Stock Units, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends. Participant further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including grant or vesting, the subsequent sale of Shares acquired under the Plan, and the receipt of dividends, if any; and (b) does not commit to and is under no obligation to structure the terms of the Restricted Stock Units or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax-Related Items, or achieve any particular tax result. Participant also understands that Applicable Laws may require varying Share or Restricted Stock Unit valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of Participant under Applicable Laws. Further, if Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of any Tax-Related Items which the Company determines must be withheld with respect to such Shares.

As a condition to the grant and vesting of the Restricted Stock Units and as set forth in Section 14 of the Plan, Participant hereby agrees to make adequate provision for the satisfaction of (and will indemnify the Company and any Parent or Subsidiary for) any Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) by receipt of a cash payment from Participant; (ii) by withholding from Participant’s wages or other cash compensation paid to Participant by the Company or the Employer; (iii) withholding Shares that otherwise would be issued to Participant upon payment of the vested Restricted Share Units (provided that amounts withheld shall not exceed the amount necessary to satisfy the Company’s minimum tax withholding obligations); (iv) by withholding from proceeds of the sale of Shares acquired upon payment of the vested Restricted Share Units through a voluntary sale or a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization), or (v) by any other arrangement approved by the Administrator. Absent any determination by the Administrator to the contrary, Company, or any Parent, Subsidiary or Employer obligations for Tax-Related Items arising from the vesting and/or settlement of Restricted Stock Units into Shares, will, as a default method, be satisfied by a mandatory open market broker-assisted sale of a sufficient number of Shares acquired upon the payment of the vested Restricted Units to satisfy such obligations (“Sell-to-Cover”). Furthermore, Participant agrees to pay the Company or any Parent, Subsidiary, or Employer any Tax-Related Items that cannot be satisfied by the foregoing methods.

8.            Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares, but prior to such issuance, Participant will not have any rights to dividends and/or distributions on such Shares.

9.            No Guarantee of Continued Service or Grants. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF SHALL OCCUR ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE EMPLOYER OR CONTRACTING ENTITY (AS APPLICABLE) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR ANY PARENT, SUBSIDIARY, OR EMPLOYER) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO APPLICABLE LAWS.

Participant also acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time; (b) the grant of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been granted repeatedly in the past; (c) all decisions with respect to future awards of Restricted Stock Units, if any, will be at the sole discretion of the Company; (d) Participant’s participation in the Plan is voluntary; (e) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are extraordinary items that do not constitute regular compensation for services rendered to the Company or the Employer, and that are outside the scope of Participant’s employment contract, if any; (f) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation; (g) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer, subject to Applicable Laws.

10.          Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of its Secretary at Twist Bioscience Corporation, 681 Gateway Blvd, South San Francisco, CA 94080, or at such other address as the Company may hereafter designate in writing.

11.          Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of Applicable Laws or otherwise) and may not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

12.          Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13.          Additional Conditions to Issuance of Stock and Imposition of Other Requirements. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any Applicable Laws, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate any state, federal or foreign securities or exchange laws or other Applicable Laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any Applicable Laws or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange. The Company retains sole discretion to determine if and when it is appropriate to undertake any regulatory registration or filing or other administrative steps in order to achieve such compliance. The Company is under no obligation to undertake any such filing or other steps that would not otherwise be required except in relation to the Plan and grants thereunder and will not assume any liability due to the failure to complete such filing or other steps. The Company shall not be obligated to issue any Shares pursuant to the Restricted Stock Units at any time if the issuance of Shares violates or is not in compliance with any Applicable Laws, rules or regulations of the United States or any state or country.

Furthermore, the Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, or take any other action, to the extent the Company determines it is necessary or advisable in order to comply with any Applicable Laws or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Participant understands that the Applicable Laws of the country in which he or she is resident at the time of grant or vesting of the Restricted Stock Units or the holding or disposition of Shares (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent the issuance of Shares or may subject Participant to additional procedural or regulatory requirements he or she is solely responsible for and will have to independently fulfill in relation to the Restricted Stock Units or the Shares. Notwithstanding any provision herein, the Restricted Stock Units and any Shares shall be subject to any special terms and conditions or disclosures as set forth in any addendum for Participant’s country (the “Country-Specific Addendum,” which forms part this Award Agreement). Participant also understands and agrees that if he works, resides, moves to, or otherwise is or becomes subject to Applicable Laws or company policies of another jurisdiction at any time, certain country-specific notices, disclaimers and/or terms and conditions may apply to him as from the date of grant, unless otherwise determined by the Company in its sole discretion.

14.          Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.

15.          Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

16.          Electronic Delivery and Acceptance; Translation. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions. If Participant has received this Award Agreement, including appendices, or any other document related to the Plan translated into a language other than English, and the meaning of the translated version is different than the English version, the English version will control.

17.          Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

18.          Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

19.          Modifications to the Award Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units.

20.	Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s Personal Data (as described below) by and among, as applicable, the Company, any Parent, Subsidiary, or affiliate, or third parties as may be selected by the Company for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that refusal or withdrawal of consent will affect Participant’s ability to participate in the Plan; without providing consent, Participant will not be able to participate in the Plan or realize benefits (if any) from the Restricted Stock Unit.

Participant understands that the Company and any Parent, Subsidiary, affiliate, or designated third parties may hold personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Parent, Subsidiary, or affiliate, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Personal Data”). Participant understands that Personal Data may be transferred to any Parent, Subsidiary, affiliate, or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Participant’s country (if different than the United States), or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. In particular, the Company may transfer Personal Data to the broker or stock plan administrator assisting with the Plan, to its legal counsel and tax/accounting advisor, and to the affiliate or entity that is Participant’s employer and its payroll provider.

Participant should also refer to any data privacy policy implemented by the Company (which will be available to Participant separately and may be updated from time to time) for more information regarding the collection, use, storage, and transfer of Participant’s Personal Data.

21.          Foreign Exchange Fluctuations and Restrictions. Participant understands and agrees that the future value of the underlying Shares is unknown and cannot be predicted with certainty and may decrease. Participant also understands that neither the Company, nor any affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of the Restricted Stock Units or Shares received (or the calculation of income or Tax-Related Items thereunder). Participant understands and agrees that any cross-border remittance made to transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require the Participant to provide such entity with certain information regarding the transaction.

22.          Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

23.          Governing Law and Venue. This Award Agreement will be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts.

***

Country-Specific Addendum

This Addendum includes additional country-specific notices, disclaimers, and/or terms and conditions that apply to individuals who work or reside in the countries listed below and that may be material to Participant’s participation in the Plan. Such notices, disclaimers, and/or terms and conditions may also apply, as from the date of grant, if Participant moves to or otherwise is or becomes subject to the Applicable Laws or company policies of the country listed. However, because foreign exchange regulations and other local laws are subject to frequent change, Participant is advised to seek advice from his or her own personal legal and tax advisor prior to accepting the Restricted Stock Units or holding or selling Shares acquired under the Plan. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s acceptance of the Restricted Stock Units or participation in the Plan. Unless otherwise noted below, capitalized terms shall have the same meaning assigned to them under the Plan, the Notice of Restricted Stock Unit Grant and the Award Agreement. This Addendum forms part of the Award Agreement and should be read in conjunction with the Award Agreement and the Plan.

Securities Law Notice: Unless otherwise noted, neither the Company nor the Shares are registered with any local stock exchange or under the control of any local securities regulator outside the United States. The Award Agreement (of which this Addendum is a part), the Notice of Restricted Stock Unit Grant, the Plan, and any other communications or materials that Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and the issuance of securities described in any Plan-related documents is not intended for public offering or circulation in Participant’s jurisdiction.

European Union (“EU”)/European Economic Area (“EEA”), Switzerland and the United Kingdom (“UK”)

Data Privacy. Where Participant is a resident of the EU/EEA, Switzerland, the UK, or elsewhere as may be applicable, the following provision applies and supplements Section 20 of the Award Agreement. Participant understands and acknowledges that:

●     The data controller is the Company; queries or requests regarding the Participant’s Personal Data should be made in writing to the Company’s representative relating to the Plan or Restricted Stock Unit matters, Paula Green, SVP Human Resources, who may be contacted at: pgreen@twistbioscience.com.

●     The legal basis for the processing of Personal Data is that the processing is necessary for the performance of a contract to which the Participant is a party (namely, this Award Agreement);

●     Personal Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan;

●     He or she may, at any time, access his or her Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data without cost or exercise any other rights Participant may have in relation to his or her Personal Data under applicable law, including the right to make a complaint to an EU/EEA data protection regulator, the Federal Data Protection and Information Commissioner in Switzerland, or the UK Information Commissioner’s Office in the UK, as applicable.

Australia

Securities Law Notice. This disclosure has been prepared in connection with offers to employees in Australia under the Plan and the Award Agreement (copies of which are enclosed) (“Offer”). This Offer is made under Part 7.12 Division 1A of the Corporations Act 2001 (Cth) (“Corporations Act”) and has been prepared to ensure any offer under the Plan satisfies the conditions for exemptions granted under the Corporations Act.

Acceptance of Offer. Participant may not accept this Offer (as defined above) until at least 14 days have passed since the date Participant received the Award Agreement (the “Acceptance Period”). Participant may indicate Participant’s intention to accept the Offer during the Acceptance Period and the Company will consider the acceptance final and binding following the expiry of the Acceptance Period. Participant may withdraw Participant’s intention to accept the Offer at any time during the Acceptance Period.

General Advice Only. Any advice given to the Participant in connection with the Offer is general advice only. It does not take into account the objectives, financial situation and needs of any particular person. No financial product advice is provided in the documentation relating to the Plan and nothing in the documentation should be taken to constitute a recommendation or statement of opinion that is intended to influence the Participant in making a decision to participate in the Plan. This means that the Participant should consider obtaining his or her own financial product advice from an independent person who is licensed by the Australian Securities and Investments Commission (“ASIC”) to give such advice.

Risks of Participation in the Plan. Participation in the Plan and acquiring Shares carries inherent risks. These risks include the possibility of fluctuations (and decrease) in the price of Shares in relation to Company performance, as well as general market performance. The Participant should carefully consider these risks in light of the Participant’s investment objectives and personal circumstances.

Australian Dollar Equivalent. The Australia dollar equivalent of the current market price of the underlying Shares subject to Participant’s Restricted Stock Units may be determined by reference to the daily exchange rate published by the Reserve Bank of Australia on the relevant date. Note that the exchange rate may fluctuate, and the Australian dollar equivalent of the market price will depend on the then-current U.S. dollar/Australian dollar exchange rate. The Company will make available upon the Participant’s request the Australian dollar equivalent of the current market price of the underlying Shares subject to the Restricted Stock Units.

Settlement. Notwithstanding any discretion in the Plan or the Award Agreement to the contrary, settlement of the Restricted Stock Units shall be in Shares and not, in whole or in part, in the form of cash or other consideration.

Belgium	Foreign Ownership Reporting. If the Participant is a resident of Belgium, the Participant will be required to submit a form declaring their accounts (including where Shares acquired under an employee share plan are registered) held outside of Belgium to the National Bank of Belgium. The reporting is done once to the National Bank (except in cases of modification) and should be completed prior to filing the Participant’s annual Belgian income tax return. In addition, each year the holding of a foreign account must be confirmed in the Participant’s annual Belgian income tax return.

Brazil	Foreign Ownership Reporting. If the Participant is a resident of Brazil, the Participant will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil (“BACEN”) if the aggregate value of such assets, money and/or rights (including any Restricted Stock Units, capital gain, dividends or profit attributable to such assets) outside Brazil is equal to or greater than US $1,000,000 as of each December 31st. The reporting is done via an online form (“Declaração de Capitais Brasileiros no Exterior” or “DCBE”) and usually should be completed in April in relation to the prior fiscal year. Quarterly reporting is also required if the assets held abroad exceed US $100,000,000 or equivalent at the end of each quarter. The Participant should confirm the annual and quarterly reporting deadlines with the Central Bank of Brazil, as they are periodically updated, and noncompliance is potentially subject to certain penalties.

Canada

Form of Settlement. Notwithstanding any discretion in the Plan or this Award Agreement, the grant of Restricted Stock Units does not provide any right for the Participant to receive a cash payment, and the Restricted Stock Units are only payable in Shares (other than as explicitly consented to by the Participant in Section 7 of the Award Agreement for tax withholding and payment purposes).

Foreign Share Ownership Reporting. If Participant is a Canadian resident, Participant’s ownership of certain foreign property (including shares of foreign corporations) in excess of CAD$100,000 may be subject to ongoing annual reporting obligations. Please refer to CRA Form T1135 (Foreign Income Verification Statement) and consult a tax advisor for further details.

Securities Law Notice. The security represented by the Restricted Stock Units is to be issued pursuant to an exemption from the prospectus requirements of applicable securities legislation in Canada. The Participant acknowledges that as long as the Company is not a reporting issuer in any jurisdiction in Canada, the Restricted Stock Units and the underlying Shares will be subject to an indefinite hold period in Canada and subject to restrictions on their transfer in Canada. Subject to the terms and conditions of the Award Agreement and applicable securities laws, the Participant is permitted to sell Shares acquired through the Plan through the designated broker appointed under the Plan, assuming the sale of such Shares takes place outside Canada via the stock exchange on which the Shares are traded.

China

Foreign Exchange and Tax Process Information. By accepting the Restricted Stock Units, you agree to the following:

Upon vesting of the Restricted Stock Units, Shares will be issued to you and deposited in your participant account held by the Company’s stock plan service provider. You may immediately sell such Shares or hold the Shares in your participant account to sell at a later date. However, you will not be permitted to move Shares out of your participant account other than upon the sale of such Shares.

Due to foreign exchange restrictions in China, you are required to immediately repatriate all proceeds received from dividend payments (if any) and/or the sale of Shares to China through a domestic special foreign exchange account that the Company has established for this purpose. Funds received upon the sale of Shares may not be reinvested or used to purchase other assets in the United States. By accepting the Restricted Stock Units, you agree to this repatriation process. Fidelity will remit the proceeds from any sale of Shares, less any commissions or other fees, directly to the Company’s special foreign exchange account.

Under the Company’s current policy, the proceeds will then be distributed to your individual USD or RMB (as specified by the Company) account, subject to the Company’ determination that you have paid (through payroll withholdings, direct reimbursement to the Employer, sell-to-cover, or other method as specified by the Company) any tax withholding amounts that are due. The Company also reserves the right to transfer a portion of or all proceeds to the Employer or to the tax authorities to pay any tax withholding amounts that are due.

You further acknowledge that any Award of Restricted Stock Units that you receive under the Plan is taxable as per personal income tax law of China. You accept that paying Personal Income Tax in China (“PIT”) is your legal responsibility and that the Employer has the obligation to withhold related PIT. You understand and agree to the procedures described to be applied to the Shares and income you may receive in relation to the Restricted Stock Units.

Please note that Share transactions are processed in U.S. Dollars. However, the calculation and submission of PIT are required to be in Chinese Yuan. You agree that the exchange rate applicable to the calculation of PIT shall be as determined by the Company in its sole discretion. Furthermore, the Company will submit a tax return and make a payment on your behalf as required under PRC law. You authorize the Company, at its discretion, to deduct PIT payable through your monthly payroll. You also agree to make immediate payment to the Company if the salary deduction is not sufficient for the required personal income tax withholding. In addition, you authorize the Company to sell a sufficient number of Shares from vested Restricted Stock Units to cover the taxes due, or to take any other measures permitted under the Plan or the Award Agreement to cover the taxes due.

If requested by the Company, you are responsible for providing a personal domestic bank account to receive the stock sale proceeds in U .S. Dollars. You are responsible for the accuracy of the account information provided to the Company and for ensuring that the bank account is able to receive deposits in U.S. Dollars. You acknowledge that the Company and the Employer will not release any proceeds to you, whether to a designated personal bank or through payroll, until the payment of the full amount of the PIT is received by the Company or the Employer (as evidenced by a tax payment slip).

Please note that the foreign exchange and tax processes that are deemed necessary or advisable by the Company in order to comply with the requirements of the State Administration Foreign Exchange and other PRC laws and to otherwise administer the Plan are subject to change. The Company may unilaterally change any of the above procedures if the Company in its sole discretion deems it necessary or advisable to make such change.

Sale of Shares Following Termination of Employment Due to foreign exchange rules in China, you are not permitted to hold any Shares received under the Plan after 90 days following your termination of employment. Any Shares received from the previous vesting of Restricted Stock Units will be subject to sale by the end of the 90th day after termination. To comply with such sale by end of the 90th day after termination, you hereby direct and authorize the Company and Fidelity to sell your Shares at such time and you agree to sign any power of attorney or other form that may be required by the Company or Fidelity to undertake such action at such time.

France

Foreign Account Reporting. For residents of France with foreign accounts (including foreign brokerage accounts which hold Shares or cash), the Participant must file an informational return on an annual basis to the Bank of France. This informational return is generally required to be submitted following the end of the tax year, along with the Participant’s annual personal income tax return. In addition, residents of France with foreign account balances in excess of EUR 1 million or its equivalent must report monthly to the Bank of France.

Consent to Receive Information in English. By accepting the Restricted Stock Units, Participant confirms having read and understood the Plan and the Award Agreement, which were provided in the English language. The Participant accepts the terms of those documents accordingly.

En acceptant cette attribution gratuite d’actions, le Participant confirme ainsi avoir lu et comprenez le Plan et ce Contrat, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les termes en connaissance de cause.

Israel

Israel Sub-Plan. This grant is also subject to the Sub-Plan for Israeli Participants and is hereby designated as follows:

__X__102 Capital Gain Track Award

_____102 Ordinary Income Track Award

_____102 Non-Trustee Award

_____3(9) Award

The terms used herein shall have the meaning ascribed to them in the Plan and Israeli Sub-Plan. In the event of any conflict, whether explicit or implied, between the provision of this Award Agreement and the Sub-Plan, the provisions set out in the Sub-Plan shall prevail. By accepting this grant, you acknowledge that a copy of the Israeli Sub-Plan has been provided to you. The Israeli Sub-Plan may also be obtained by contacting the Manager HR, Tel Aviv.

To the extent the Restricted Stock Unit is designated above as either a 102 Capital Gain Track Award or a 102 Ordinary Income Track Award, Participant declares and acknowledges that he or she: (i) fully understands that Section 102 applies to the Restricted Stock Unit specified in this Notice of Restricted Stock Unit Grant and Award Agreement; (ii) understands the provisions of Section 102, the tax track chosen and the implications thereof; (iii)  agrees to the terms of the Trust Agreement between the Company and the Trustee, as well as the requirements of the Israeli Tax Authority, (iv) understands that releasing the Shares from the control or holding of the Trustee prior to the termination of the Required Holding Period constitutes a violation of the terms of Section 102 and agrees to bear the relevant sanctions; (v) authorizes the Company and/or the applicable Parent, Subsidiary, or affiliate to provide the Trustee with any information required for the purpose of administering the Plan including executing its obligations under the Ordinance, the trust deed and the Trust Agreement, including without limitation information about his/her Shares, income tax rates, salary bank account, contact details and identification number; and (vii) declares that he/she is a resident of the State of Israel for tax purposes on the Grant Date and agrees to notify the Company upon any change in the residence address indicated above and acknowledges that if he/she ceases to be an Israeli resident or if his/her engagement with the Company or a Parent, Subsidiary, or affiliate is terminated, the Shares shall remain subject to Section 102, the Trust Agreement, the Plan, the Sub-Plan, and this Agreement.

The grant of the Restricted Stock Unit is conditioned upon Participant signing all documents requested by the Company, the Parent, Subsidiary, or affiliate, or the Trustee, in accordance with the Trust Agreement.

A copy of the Trust Agreement is available for Participant’s review, during normal working hours at his or her local entity’s offices.

With respect to 102 Trustee Award, the Shares issued upon exercise or vesting of such 102 Trustee Award shall be issued to and in the name of the Trustee on behalf of Participant, and shall be held by the Trustee in trust on behalf of Participant; provided, however, that in the event Participant elects to receive the Shares directly to his/her possession, the transfer from the Trustee shall be subject to the payment of any and all applicable taxes by Participant, to the satisfaction of each of the Trustee and the Company, until the full payment of required taxes, as applicable.

Further to Section 11 of the Award Agreement, with respect to 102 Trustee Award, Participant shall not sell, assign, transfer, pledge, give as a collateral, or grant any right to any third party or release from trust any Restricted Stock Unit and any Share received and/or any additional rights, including bonus shares that may be distributed to Participant in connection with such 102 Trustee Award (the “Additional Rights”), which will be allocated to the Trustee on behalf of Participant and shall be held in trust or controlled by the Trustee for the benefit of Participant, until at least the lapse of the Required Holding Period. Notwithstanding the above, if any such sale or release occurs during the Required Holding Period, the sanctions under Section 102 shall apply to and shall be borne by Participant. At the end of the Required Holding Period, the Restricted Stock Units or Shares underlying the Restricted Stock Units or any Additional Rights may be transferred to Participant upon his or her demand, but only under the condition that the tax due in accordance with Section 102 is paid to the satisfaction of the Trustee and the Company. With respect to any Award granted by the Company pursuant to Section 102(c) of the Ordinance (which provides for ordinary income Awards administered by the Trustee), the Award and all rights (if any) that accrue thereon shall be allocated or issued to the Trustee, who shall hold such Award and all rights accrued thereon (if any) in trust for the benefit of Participant and/or the Company, as the case may be, until the full payment of required taxes arising from such Award and/or rights accrued thereon (if any).

Any fees associated with any vesting, exercise, sale, transfer or any act in relation to the Awards shall be borne by the Participant, and the Trustee, the Company, and/or any Parent, Subsidiary, or affiliate shall be entitled to withhold or deduct such fees from payments otherwise due to the Participant from the Company, a Parent, Subsidiary, or affiliate, or the Trustee.

Notwithstanding Section 23 of the Award Agreement, the Ordinance will apply to the tax treatment of grants made under the Israeli Sub-Plan (and requirements and restrictions related thereto).

Securities Law Notice. If required under applicable law, the Company shall use reasonable efforts to receive a securities exemption from the Israeli Securities Authority to avoid the requirement to file an Israeli securities prospectus in relation to the Plan. If such exemption is obtained, copies of the Plan and the Form S-8 or S-1 registration statement for the Plan as filed with the U.S. Securities and Exchange Commission will be made available by request from Manager HR, Tel Aviv. A Hebrew translation may be provided upon request.

Italy

Data Privacy Consent. Pursuant to the GDPR (General Data Protection Regulation – EU No. 2016/679) and to Legislative Decree no. 196/2003, the Controller of personal data processing is Twist Bioscience Corporation, with registered offices at 681 Gateway Blvd, South San Francisco, CA 94080 USA, and its Representative in Italy for privacy purposes is Paula Green, SVP, Human Resources at pgreen@twistbioscience.com.

By accepting this Award, Participant understands that Personal Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Personal Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to the GDPR (General Data Protection Regulation – EU No. 2016/679) and to Legislative Decree no. 196/200.

The processing activity, including the communication and transfer of Participant’s Personal Data abroad, including outside of the European Union, as herein specified and pursuant to applicable law, does not require your consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Plan. Participant understands that the use of Participant’s Personal Data will be minimized where it is not necessary for the implementation, administration and management of the Plan. Participant further understands that, pursuant to Sections 12 to 21 of the GDPR, Participant has the right to, including but not limited to, (i) access, (ii) delete, (iii) update, and (iv) ask for rectification of Participant’s Personal Data, as well as to request, from the Controller, the (v) restriction of processing concerning Participant’s Personal Data or to (vi) object to processing, as well as the right to (vii) “data portability”. Furthermore, Participant is aware that Participant’s Personal Data will not be used for direct marketing purposes.

Foreign Ownership Reporting. To the extent the Participant holds investments or assets outside Italy, including shares of Stock received under the Plan, the Participant will need to report such holdings to the Italian Tax Authorities annually via Form RW, regardless of the total value of such foreign holdings.

Japan

Foreign Ownership Reporting. If the Participant acquires Stock valued at more than ¥100,000,000 total, the Participant must file a Securities Acquisition Report with the Ministry of Finance (“MOF”) through the Bank of Japan within 20 days of the acquisition of the Stock.

Exit Tax. Please note that the Participant may be subject to tax on the Participant’s Restricted Stock Units, even prior to vesting, if the Participant relocates from Japan and (1) holds financial assets with an aggregate value of ¥100,000,000 or more upon departure from Japan and (2) maintained a principal place of residence (jusho) or temporary place of abode (kyosho) in Japan for 5 years or more during the 10-year period immediately prior to departing Japan. The Participant should discuss the Participant’s tax treatment with the Participant’s personal tax advisor.

Singapore

Securities Law Information. This offer and the Shares to be issued hereunder shall be made available only to an employee, director, consultant, or other “qualifying person” of the Company or its Subsidiary, in reliance on the prospectus exemption set out in Section 273(1)(i) read together with Section 273(2) of the Securities and Futures Act (Chapter 289) of Singapore (the “SFA”) and is not made with a view to the Shares so issued being subsequently offered for sale or sold to any other party in Singapore. Participant understands and acknowledges that this Award Agreement and/or any other document or material in connection with this offer and the Shares thereunder have not been and will not be lodged, registered or reviewed by the Monetary Authority of Singapore. Any and all Shares to be issued hereunder shall therefore be subject to the general resale restriction under Section 257 of the SFA, and Participant undertakes not to make any subsequent sale in Singapore, or any offer of sale in Singapore, of any of the shares of the Shares (received upon exercise of this offer), unless that sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) other than Section 280 of the SFA.

Director Notification. If the Participant is a director, associate director or shadow director of a Singaporean Subsidiary or Affiliate of the Company, then the Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary or Affiliate in writing when the Participant receives an interest (e.g., Restricted Stock Units, Shares) in the Company or any related companies. In addition, the Participant must notify the Singaporean Subsidiary or Affiliate when the Participant sells Shares of the Company or any related company (including when the Participant sells shares of Stock acquired through vesting of Restricted Stock Units). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of interests in the Company or any related company within two business days of becoming a director.

Exit Tax and Deemed Exercise Rule. If the Participant has received the Restricted Stock Units in relation to the Participant’s employment in Singapore, please note that if, prior to the vesting of the Participant’s Restricted Stock Units, the Participant is 1) a permanent resident of Singapore and leaves Singapore permanently or is transferred out of Singapore; or 2) neither a Singapore citizen nor permanent resident and either ceases employment in Singapore or leaves Singapore for any period exceeding 3 months (unless it can be proven that Participant is not leaving permanently), the Participant will likely be taxed on the Participant’s unvested Restricted Stock Units on a “deemed exercise” basis, even if the Restricted Stock Units have not yet vested. The Participant should discuss the Participant’s tax treatment with the Participant’s personal tax advisor.

South Korea

Foreign Ownership Reporting. A Korean tax resident is required to report foreign bank and financial accounts (including foreign brokerage accounts) to the Korean National Tax Service between 1 June and 30 June of the following year if the aggregate balance of these accounts exceeds KRW 500 million at the end of any month during a calendar year. If the nominal owner and the actual owner of an account are different, both are subject to the reporting obligation. If the account has joint owners, all owners are required to report. These requirements change periodically, so the Participant should consult his or her personal advisor to determine the specific reporting obligations.

Foreign Exchange Requirements. Korean residents are generally permitted to own shares in a foreign company and hold a foreign brokerage account. However, they may only acquire and dispose of shares in a foreign company through the foreign brokerage account to the extent that the shares in a foreign company are acquired and sold off-market (i.e., through an over-the-counter transaction). If the shares in a foreign company are acquired or disposed of on the market, the transaction must be conducted through a domestic brokerage account linked to the foreign brokerage account. Korean residents may be required to make an ex-ante report to a domestic bank if the amount of an over-the-counter transaction through a foreign investment broker exceeds a certain amount. Participant should consult his or her personal advisor to determine the specific obligations.

Spain

Foreign Ownership Reporting. If the Participant is a Spanish resident, the Participant’s acquisition, purchase, ownership, and/or sale of foreign-listed stock may be subject to ongoing annual reporting obligations with the Dirección General de Politica Comercial e Inversiones Exteriores (“DGPCIE”) of the Ministerio de Economia, the Bank of Spain, and/or the tax authorities. These requirements change periodically, so the Participant should consult the Participant’s personal advisor to determine the specific reporting obligations.

Currently, the Participant must declare the acquisition of Shares to DGPCIE for statistical purposes. The Participant must also declare the ownership of any shares of Stock with the DGPCIE each January while the shares are owned. The relevant forms are Form D6 and, depending on the amount of assets, Form D8.

In addition, if the Participant performs transactions with non-Spanish residents or holds a balance of assets and liabilities with foreign parties higher than EUR 1,000,000, the Participant may be required to report such transactions and accounts to the Bank of Spain. The frequency (monthly, quarterly or annually) of the notification will vary depending on the total value of the transactions or the balance of assets and liabilities.

If the Participant holds assets or rights outside of Spain (including Shares acquired under the Plan), the Participant may also have to file Form 720 with the tax authorities, generally if the value of the Participant’s foreign investments exceeds EUR 50,000. Please note that reporting requirements are based on what the Participant has previously disclosed and the increase in value and the total value of certain groups of foreign assets.

United Kingdom	Form of Settlement. Notwithstanding any discretion in the Plan, the Notice or the Award Agreement to the contrary, settlement of the Restricted Stock Units shall be in Shares and not, in whole or in part, in the form of cash.

HMRC National Insurance Contributions. Participant agrees that:

(a)   Tax-Related Items within Section 7 of the Award Agreement shall include any secondary class 1 (employer) National Insurance Contributions that:

(i)      any employer (or former employer) of Participant is liable to pay (or reasonably believes it is liable to pay); and

(ii)     may be lawfully recovered from Participant; and

(b)   if required to do so by the Company (at any time when the relevant election can be made) Participant shall:

(i)     make a joint election (with the employer or former employer) in the form provided by the Company to transfer to Participant the whole or any part of the secondary class 1 (employer) National Insurance Contributions liability that falls within Section 7 of the Award Agreement; and

(ii)    enter into arrangements required by HM Revenue & Customs (or any other tax authority) to secure the payment of the transferred liability; and

(c)   Participant hereby indemnifies and shall keep indemnified the Company and any employer (or former employer) for all and any Tax-Related Items which may arise upon the grant, vesting or settlement of the Restricted Stock Units, ownership or disposition of Shares, receipt of dividends, if any, or otherwise in connection with the Restricted Stock Units or the Shares.

TWIST BIOSCIENCE CORPORATION

2018 EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Twist Bioscience Corporation 2018 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Option Award Agreement (the “Award Agreement”).

I.     NOTICE OF STOCK OPTION GRANT

Participant Name:

You have been granted an Option to purchase Common Stock of Twist Bioscience Corporation (the “Company”), subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Exercise Price per Share

Total Number of Shares

Type of Option: Nonstatutory Stock Option

Term/Expiration Date:

Vesting Schedule:

Subject to Section 2 of the Award Agreement, this Option may be exercised, in whole or in part, in accordance with the schedule provided on Fidelity’s NetBenefits® (https://nb.fidelity.com/public/nb/default/home).

Termination Period:

This Option will be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death, Disability or Cause. In the event Participant’s relationship as a Service Provider is terminated as a result of death or Disability, this Option will be exercisable for twelve (12) months after Participant ceases to be a Service Provider. In the event Participant’s relationship as a Service Provider is terminated for Cause, this Option (including any vested portion thereof) shall immediately terminate in its entirety upon the Participant’s being first notified such termination for Cause and Participant will be prohibited from exercising this Option from and after the date of such termination. Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 13 of the Plan.

By Participant’s signature and the signature of the Company’s representative below, or by Participant’s otherwise accepting or exercising this Option, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Stock Option Grant (attached as Part II of this Award Agreement and any country-specific addendum attached thereto), all of which are made a part of this document. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator on any questions relating to the Plan and Award Agreement.

PARTICIPANT:	TWIST BIOSCIENCE CORPORATION

Participant’s Name	By:	Chief Executive Officer

Electronic Signature

Acceptance Date

II.    TERMS AND CONDITIONS OF STOCK OPTION GRANT

1. Grant of Option. The Company hereby grants to the Participant named in the Notice of Stock Option Grant attached as Part I of this Award Agreement (the “Participant”) an option (the “Option”) to purchase the number of Shares set forth in the Notice of Stock Option Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the “Exercise Price”), subject to all of the terms and conditions set forth in the Notice of Stock Option Grant and in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 20 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

If designated in the Notice of Stock Option Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an ISO under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). However, if this Option is intended to be an ISO, to the extent that it exceeds the USD $100,000 rule of Code Section 422(d) it will be treated as a Nonstatutory Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) will not qualify as an ISO, then, to the extent of such non-qualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event will the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.

2. Vesting Schedule. Except as provided in Section 3, the Option awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Stock Option Grant. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Award Agreement unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs. Service Provider status for purposes of the Plan will end on the day that Participant is no longer actively providing services as an Employee, Director, or Independent Contractor and will not be extended by any notice period or “garden leave” that may be required contractually or under any Applicable Laws. Notwithstanding the foregoing, the Administrator (or any delegate) shall have the sole and absolute discretion to determine when Participant is no longer providing active service for purposes of Service Provider status and participation in the Plan.

3. Exercise of Option.

(a) Right to Exercise. This Option may be exercised only within the term set forth in the Notice of Stock Option Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.

(b) Method of Exercise. This Option is exercisable by completing the exercise procedures on the Fidelity platform or in a manner and pursuant to such procedures as the Administrator may determine, including payment of the aggregate Exercise Price as to all exercised Shares together with any Tax-Related Items (as defined below) required to be withheld by any Applicable Laws. Notwithstanding the above, Participant understands that the Applicable Laws of the country in which Participant is residing or working at the time of grant, vesting, and/or exercise of this Option (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent exercise of this Option, and neither the Company nor any Parent or Subsidiary assumes any liability in relation to this Option in such case.

4. Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant unless otherwise specified by the Company in its sole discretion:

(a) cash (U.S. dollars); or

(b) check (denominated in U.S. dollars); or

(c) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan.

Participant understands and agrees that, unless otherwise permitted by the Company, any cross-border remittance made to exercise this Option or transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require the Participant to provide such entity with certain information regarding the transaction.

5. Tax Obligations.

(a) Withholding of Taxes. Regardless of any action the Company or Participant’s employer (the “Employer”) takes with respect to any or all applicable national, local, or other tax or social contribution, withholding, required deductions, or other payments, if any, that arise upon the grant, vesting, or exercise of this Option, the holding or subsequent sale of Shares, and the receipt of dividends, if any, or otherwise in connection with this Option or the Shares (“Tax-Related Items”), Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and may exceed any amount actually withheld by the Company or the Employer. Participant further acknowledges and agrees that Participant is solely responsible for filing all relevant documentation that may be required in relation to this Option or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company or a Parent, Subsidiary, or Employer pursuant to Applicable Law) such as but not limited to personal income tax returns or reporting statements in relation to the grant, vesting or exercise of this Option, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends. Participant further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant, vesting, or exercise of the Option, the subsequent sale of Shares acquired under the Plan and the receipt of dividends, if any; and (b) does not commit to and is under no obligation to structure the terms of the Option or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items, or achieve any particular tax result. Participant also understands that Applicable Laws may require varying Share or Option valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of Participant under Applicable Laws. Further, if Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Related Items in more than one jurisdiction.

(b) Satisfaction of Tax-Related Items. As a condition to the grant, vesting and exercise of this Option and as set forth in Section 14 of the Plan, Participant hereby agrees to make adequate provision for the satisfaction of (and will indemnify the Company and any Parent or Subsidiary for) any Tax-Related Items. No payment will be made to Participant (or his or her estate or beneficiary) for an Option unless and until satisfactory arrangements (as determined by the Company) have been made by Participant with respect to the payment of any Tax-Related Items obligations of the Company and/or any Parent, Subsidiary, or Employer with respect to the Option. In this regard, Participant authorizes the Company and/or any Parent, Subsidiary, or Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i) withholding from Participant’s wages or other cash compensation paid to Participant by the Company or the Employer; or

(ii) withholding from proceeds of the sale of Shares acquired upon exercise of the Option, either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization); or

(iii) withholding in Shares to be issued upon exercise of the Option.

If the obligation for Tax-Related Items is satisfied by withholding Shares, the Participant is deemed to have been issued the full number of Shares purchased for tax purposes, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax Related Items due as a result of the Participant’s participation in the Plan. Participant shall pay to the Company or a Parent, Subsidiary, or Employer any amount of Tax-Related Items that the Company may be required to withhold as a result of Participant’s participation in the Plan that cannot be satisfied by one or more of the means previously described in this paragraph 5. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to issue or deliver the Shares or the proceeds of the sale of Shares if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

(c) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, Participant will immediately notify the Company in writing of such disposition.

(d) Code Section 409A (Applicable Only to Participants Subject to U.S. Taxes). Under Code Section 409A, an option that is granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “Discount Option”) may be considered “deferred compensation.” A Discount Option may result in (i) income recognition by Participant prior to the exercise of the option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional state income, penalty and interest charges to the Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the Date of Grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the date of grant, Participant will be solely responsible for Participant’s costs related to such a determination.

6. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares until such Shares will have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). After such issuance, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares, but prior to such issuance, Participant will not have any rights to dividends and/or distributions on such Shares.

7. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF SHALL OCCUR ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE EMPLOYER OR CONTRACTING ENTITY (AS APPLICABLE) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE EMPLOYER OR THE COMPANY, PARENT, OR SUBSIDIARY TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE (SUBJECT TO APPLICABLE LOCAL LAWS).

8. Nature of Grant. In accepting the Option, Participant acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options even if Options have been granted repeatedly in the past;

(c) all decisions with respect to future awards of Options, if any, will be at the sole discretion of the Company;

(d) Participant’s participation in the Plan is voluntary;

(e) the Option and the Shares subject to the Option are extraordinary items that do not constitute regular compensation for services rendered to the Company or the Employer, and that are outside the scope of Participant’s employment contract, if any;

(f) the Option and the Shares subject to the Option are not intended to replace any pension rights or compensation;

(g) the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer, subject to Applicable Laws;

(h) the future value of the underlying Shares is unknown and cannot be predicted with certainty; further, if Participant exercises the Option and obtains Shares, the value of the Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price;

(i) Participant also understands that neither the Company nor any affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of the Option (or the calculation of income or Tax-Related Items thereunder);

(j) in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of employment by the Employer (for any reason whatsoever and whether or not in breach of Applicable Laws, including, without limitation, applicable local labor laws), and Participant irrevocably releases the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; and

(k) the Option and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.

9. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

10. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s Personal Data (as described below) by and among, as applicable, the Company, any Parent, Subsidiary, or affiliate, or third parties as may be selected by the Company for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that refusal or withdrawal of consent will affect Participant’s ability to participate in the Plan; without providing consent, Participant will not be able to participate in the Plan or realize benefits (if any) from the Option.

Participant understands that the Company and any Parent, Subsidiary, affiliate, or designated third parties may hold personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Parent, Subsidiary, or affiliate, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Personal Data”). Participant understands that Personal Data may be transferred to any Parent, Subsidiary, affiliate, or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Participant’s country (if different than the United States), or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. In particular, the Company may transfer Personal Data to the broker or stock plan administrator assisting with the Plan, to its legal counsel and tax/accounting advisor, and to the affiliate or entity that is Participant’s employer and its payroll provider.

Participant should also refer to any data privacy policy implemented by the Company (which will be available to Participant separately and may be updated from time to time) for more information regarding the collection, use, storage, and transfer of Participant’s Personal Data.

11. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of its Secretary at Twist Bioscience Corporation, 681 Gateway Blvd, South San Francisco, CA 94080, or at such other address as the Company may hereafter designate in writing.

12. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

13. Binding Agreement. Subject to the limitation on the transferability of this Option contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

14. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any Applicable Laws, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the grant or vesting of the Option or purchase by, or issuance of Shares to, Participant (or his or her estate) hereunder, such purchase or issuance will not occur unless and until such listing, registration, qualification, rule compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state, federal or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange. Assuming such compliance, for purposes of the Tax-Related Items, the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares. The Company shall not be obligated to issue any Shares pursuant to this Option at any time if the issuance of Shares, or the exercise of an Option by Participant, violates or is not in compliance with any Applicable Laws.

15. Reserved.

16. Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.

17. Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules  (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

18. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to Participant’s current or future participation in the Plan, this Option, the Shares subject to this Option, any other securities of the Company or any other Company-related documents, by electronic means. By accepting this Option, whether electronically or otherwise, Participant hereby (i) consents to receive such documents by electronic means, (ii) consents to the use of electronic signatures, and (iii) agrees to participate in the Plan and/or receive any such documents through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions.

19. Translation. If Participant has received this Award Agreement, including appendices, or any other document related to the Plan translated into a language other than English, and the meaning of the translated version is different than the English version, the English version will control.

20. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with any Applicable Laws or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Participant understands that the Applicable Laws of the country in which he or she is resident at the time of grant, vesting, and/or exercise of this Option or the holding or disposition of Shares (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent exercise of this Option or may subject Participant to additional procedural or regulatory requirements he or she is solely responsible for and will have to independently fulfill in relation to this Option or the Shares. Notwithstanding any provision herein, this Option and any Shares shall be subject to any special terms and conditions or disclosures as set forth in any addendum for Participant’s country (the “Country-Specific Addendum,” which forms part this Award Agreement). Participant also understands and agrees that if he works, resides, moves to, or otherwise is or becomes subject to Applicable Laws or company policies of another jurisdiction at any time, certain country-specific notices, disclaimers and/or terms and conditions may apply to him as from the date of grant, unless otherwise determined by the Company in its sole discretion.

21. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

22. Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

23. Modifications to the Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Option.

24. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

25. Governing Law and Venue. This Award Agreement will be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts.

***

Country-Specific Addendum

This Addendum includes additional country-specific notices, disclaimers, and/or terms and conditions that apply to individuals who are working or residing in the countries listed below and that may be material to Participant’s participation in the Plan. Such notices, disclaimers, and/or terms and conditions may also apply, as from the date of grant, if Participant moves to or otherwise is or becomes subject to the Applicable Laws or company policies of the country listed. However, because foreign exchange regulations and other local laws are subject to frequent change, Participant is advised to seek advice from his or her own personal legal and tax advisor prior to accepting or exercising an Option or holding or selling Shares acquired under the Plan. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s acceptance of the Option or participation in the Plan. Unless otherwise noted below, capitalized terms shall have the same meaning assigned to them under the Plan, the Notice of Stock Option Grant and the Award Agreement. This Addendum forms part of the Award Agreement and should be read in conjunction with the Award Agreement and the Plan.

Securities Law Notice: Unless otherwise noted, neither the Company nor the Shares are registered with any local stock exchange or under the control of any local securities regulator outside the United States. The Award Agreement (of which this Addendum is a part), the Notice of Stock Option Grant, the Plan, and any other communications or materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and the issuance of securities described in any Plan-related documents is not intended for public offering or circulation in your jurisdiction.

European Union (“EU”)/European Economic Area (“EEA”), Switzerland and the United Kingdom (“UK”)

Data Privacy. Where Participant is a resident of the EU/EEA, Switzerland or the UK, the following provision applies and supplements Section 10 of the Award Agreement. Participant understands and acknowledges that:

• The data controller is the Company; queries or requests regarding the Participant’s Personal Data should be made in writing to the Company’s representative relating to the Plan or Option matters, Paula Green, SVP Human Resources, who may be contacted at:pgreen@twistbioscience.com;

• The legal basis for the processing of Personal Data is that the processing is necessary for the performance of a contract to which the Participant is a party (namely, this Award Agreement);

• Personal Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan; • He or she may, at any time, access his or her Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data without cost or exercise any other rights Participant may have in relation to his or her Personal Data under applicable law, including the right to make a complaint to an EU/EEA data protection regulator, the Federal Data Protection and Information Commissioner in Switzerland, or the UK Information Commissioner’s Office in the UK, as applicable.

Belgium Belgium Option Acceptance. For Belgian tax purposes you are not permitted to accept this Option grant until after the 60th day following the Offer Date, which is defined under Belgian tax law as the date that the grant (including this Agreement and other relevant documentation) is communicated to you. Any acceptance of this option shall be automatically deemed to be accepted after the 60th day following such Offer Date. You should consult with your personal tax advisor regarding the Option and your liability for income taxes and social contributions.

Australia Statement under Section 83A-105 of the Income Tax Assessment Act 1997 (Cth). Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies to the Plan and this Option, subject to the requirements of the Act. Accordingly, it is intended for income tax in relation to the Option to be deferred until exercise, unless your employment is terminated for any reason prior to exercise. However, the Company is not providing tax advice, and you should consult your personal advisor for the precise tax treatment of the Option.

Austria Foreign Ownership Reporting. If you are an Austrian national who owns securities in foreign deposits (e.g., Shares), you must file an annual notification with the Austrian National Bank if the value of the securities in foreign deposits reaches or exceeds EUR 5 million or equivalent at the end of the year. If the value of these securities in foreign deposits reaches or exceeds EUR 30 million or equivalent at the end of a quarter, then these notifications shall be made quarterly.

China Foreign Exchange and Tax Process Information. By accepting this Option, you agree to the following:

The Option may be exercised via cashless exercise methods only. Following the vesting of the Option, you may exercise any or all of the vested Option by providing irrevocable instructions to the Company’s stock plan service provider. Upon your instruction to exercise, the stock plan service provider will simultaneously sell (out of the Shares subject to the Option you exercise) the number of Shares that is sufficient to pay the Exercise Price of the Option you are exercising, as well as applicable brokerage fees. You may immediately sell the remaining Shares you receive upon the exercise of the Option or hold the Shares in your participant account with the stock plan service provider to sell at a later date. However, you will not be permitted to move Shares out of your participant account other than upon the sale of such Shares.

Due to foreign exchange restrictions in China, you are required to immediately repatriate all proceeds received from dividend payments (if any) and/or the sale of Shares to China through a domestic special foreign exchange account that the Company has established for this purpose. Funds received upon the sale of Shares may not be reinvested or used to purchase other assets in the United States. By accepting the Options, you agree to this repatriation process. The stock plan service provider will remit the proceeds from any sale of Shares, less any commissions or other fees, directly to the Company’s special foreign exchange account.

Under the Company’s current policy, the proceeds will then be distributed to your individual USD or RMB (as specified by the Company) account, subject to the Company’ determination that you have paid (through payroll withholdings, direct reimbursement to the Employer, sell-to-cover, or other method as specified by the Company) any tax withholding amounts that are due. The Company also reserves the right to transfer a portion of or all proceeds to the Employer or to the tax authorities to pay any tax withholding amounts that are due.

You further acknowledge that any Award of Options that you receive under the Plan is taxable as per personal income tax law of China. You accept that paying Personal Income Tax in China (“PIT”) is your legal responsibility and that the Employer has the obligation to withhold related PIT. You understand and agree to the procedures described to be applied to the Shares and income you may receive in relation to this Option.

Please note that Option and Share transactions are processed in U.S. Dollars. However, the calculation and submission of PIT are required to be in Chinese Yuan. You agree that the exchange rate applicable to the calculation of PIT shall be as determined by the Company in its sole discretion. Furthermore, the Company will submit a tax return and make a payment on your behalf as required under PRC law. You authorize the Company, at its discretion, to deduct PIT payable through your monthly payroll. You also agree to make immediate payment to the Company if the salary deduction is not sufficient for the required personal income tax withholding. In addition, you authorize the Company to sell a sufficient number of Shares from exercised Options, or to take any other measures permitted under the Plan or the Award Agreement to cover the taxes due. If requested by the Company, you are responsible for providing a personal domestic bank account to receive the stock sale proceeds in U.S. Dollars. You are responsible for the accuracy of the account information provided to the Company and for ensuring that the bank account is able to receive deposits in U.S. Dollars. You acknowledge that the Company and the Employer will not release any proceeds to you, whether to a designated personal bank or through payroll, until the payment of the full amount of the PIT is received by the Company or the Employer (as evidenced by a tax payment slip).

Please note that the foreign exchange and tax processes that are deemed necessary or advisable by the Company in order to comply with the requirements of the State Administration Foreign Exchange and other PRC laws and to otherwise administer the Plan are subject to change. The Company may unilaterally change any of the above procedures if the Company in its sole discretion deems it necessary or advisable to make such change.

Exercise of Options and Sale of Shares Following Termination of Employment (except in the event of death, Disability or Cause). Notwithstanding anything to the contrary in the Plan and Termination Period section of the Notice of Stock Option Grant, in the event of termination of employment (except in the event of death, Disability or Cause), the Option must be exercised with respect to any vested Shares and such Shares must be sold before the end of the 90 days following such termination of employment. Any portion of the Option that is not exercised within 90 days following such termination of employment shall be forfeited. Furthermore, you are not permitted to hold any Shares received under the Plan after 90 days following termination of employment. Any Shares received from an exercise will be subject to sale by the end of the 90th day after termination of employment. To comply with such sale by end of the 90th day after termination, you hereby direct and authorize the Company and the stock plan service provider to sell your Shares at such time and you agree to sign any power of attorney or other form that may be required by the Company or stock plan service provider to undertake such action at such time.

Exercise of Options and Sale of Shares Following Termination due to Death or Disability. Notwithstanding in the Plan and the Termination Period section of the Notice of Stock Option Grant, in the event of termination of employment due to death or Disability, the Option must be exercised with respect to any vested Shares and such Shares must be sold before the end of the 6th month following such termination of employment. Any portion of the Option that is not exercised within six (6) months following such termination of employment shall be forfeited. Furthermore, you are not permitted to hold any Shares received under the Plan after 6 months following your Termination of Employment. Any Shares received from an exercise will be subject to sale by the end of the 6th month after termination of employment. To comply with such sale by end of the 6th month after termination, you hereby direct and authorize the Company and the stock plan service provider to sell your Shares at such time and you agree to sign any power of attorney or other form that may be required by the Company or stock plan service provider to undertake such action at such time.

France Foreign Ownership Reporting. Residents of France with foreign account balances in excess of EUR 1 million or its equivalent must report monthly to the Bank of France.

Consent to Receive Information in English. By accepting the Stock Options, you confirm having read and understood the Plan and the Agreement, which were provided in the English language. You accept the terms of those documents accordingly. En acceptant ces options, vous confirmez avoir lu et compris les termes du Plan et ce Contrat, qui comprennent tous leurs termes et conditions et qui ont été transmis en langue anglaise. Vous acceptez les dispositions de ces documents en connaissance de cause.

Israel Israel Sub-Plan. This grant is also subject to the Sub-Plan for Israeli Participants and is hereby designated as follows:

___X__102 Capital Gain Track Award

______102 Ordinary Income Track Award

______102 Non-Trustee Award

______3(9) Award

The terms used herein shall have the meaning ascribed to them in the Plan and Israeli Sub-Plan. In the event of any conflict, whether explicit or implied, between the provision of this Award Agreement and the Sub-Plan, the provisions set out in the Sub-Plan shall prevail. By accepting this grant, you acknowledge that a copy of the Israeli Sub-Plan has been provided to you. The Israeli Sub-Plan may also be obtained by contacting Manager HR, Tel Aviv.

To the extent the Option is designated above as either a 102 Capital Gain Track Award or a 102 Ordinary Income Track Award, Participant declares and acknowledges that he or she: (i) fully understands that Section 102 applies to the Option specified in this Notice of Option Grant and Award Agreement; (ii)  understands the provisions of Section 102, the tax track chosen and the implications thereof; (iii) agrees to the terms of the Trust Agreement between the Company and the Trustee, as well as the requirements of the Israeli Tax Authority, (iv) understands that releasing the Shares from the control or holding of the Trustee prior to the termination of the Required Holding Period constitutes a violation of the terms of Section 102 and agrees to bear the relevant sanctions; (v) authorizes the Company and/or the applicable Parent, Subsidiary, or affiliate to provide the Trustee with any information required for the purpose of administering the Plan including executing its obligations under the Ordinance, the trust deed and the Trust Agreement, including without limitation information about his/her Shares, income tax rates, salary bank account, contact details and identification number; and (vii) declares that he/she is a resident of the State of Israel for tax purposes on the Grant Date and agrees to notify the Company upon any change in the residence address indicated above and acknowledges that if he/she ceases to be an Israeli resident or if his/her engagement with the Company or a Parent, Subsidiary, or affiliate is terminated, the Shares shall remain subject to Section 102, the Trust Agreement, the Plan, the Sub-Plan, and this Agreement.

The grant of the Option is conditioned upon Participant signing all documents requested by the Company, the Parent, Subsidiary, or affiliate, or the Trustee, in accordance with the Trust Agreement.

A copy of the Trust Agreement is available for Participant’s review, during normal working hours at his or her local entity’s offices.

With respect to 102 Trustee Award, the Shares issued upon exercise or vesting of such 102 Trustee Award shall be issued to and in the name of the Trustee on behalf of Participant, and shall be held by the Trustee in trust on behalf of Participant; provided, however, that in the event Participant elects to receive the Shares directly to his/her possession, the transfer from the Trustee shall be subject to the payment of any and all applicable taxes by Participant, to the satisfaction of each of the Trustee and the Company, until the full payment of required taxes, as applicable.

Further to Section 12 of the Award Agreement, with respect to 102 Trustee Award, Participant shall not sell, assign, transfer, pledge, give as a collateral, or grant any right to any third party or release from trust any Option and any Share received and/or any additional rights, including bonus shares that may be distributed to Participant in connection with such 102 Trustee Award (the “Additional Rights”), which will be allocated to the Trustee on behalf of Participant and shall be held in trust or controlled by the Trustee for the benefit of Participant, until at least the lapse of the Required Holding Period. Notwithstanding the above, if any such sale or release occurs during the Required Holding Period, the sanctions under Section 102 shall apply to and shall be borne by Participant. At the end of the Required Holding Period, the Options or Shares underlying the Options or any Additional Rights may be transferred to Participant upon his or her demand, but only under the condition that the tax due in accordance with Section 102 is paid to the satisfaction of the Trustee and the Company. With respect to any Award granted by the Company pursuant to Section 102(c) of the Ordinance (which provides for ordinary income Awards administered by the Trustee), the Award and all rights (if any) that accrue thereon shall be allocated or issued to the Trustee, who shall hold such Award and all rights accrued thereon (if any) in trust for the benefit of Participant and/or the Company, as the case may be, until the full payment of required taxes arising from such Award and/or rights accrued thereon (if any).

Any fees associated with any vesting, exercise, sale, transfer or any act in relation to the Awards shall be borne by the Participant, and the Trustee, the Company, and/or any Parent, Subsidiary, or affiliate shall be entitled to withhold or deduct such fees from payments otherwise due to the Participant from the Company, a Parent, Subsidiary, or affiliate, or the Trustee.

Notwithstanding Section 25 of the Award Agreement, the Ordinance will apply to the tax treatment of grants made under the Israeli Sub-Plan (and requirements and restrictions related thereto).

Securities Law Notice. If required under applicable law, the Company shall use reasonable efforts to receive a securities exemption from the Israeli Securities Authority to avoid the requirement to file an Israeli securities prospectus in relation to the Plan. If such exemption is obtained, copies of the Plan and the Form S-8 or S-1 registration statement for the Plan as filed with the U.S. Securities and Exchange Commission will be made available by request from Manager HR, Tel Aviv. A Hebrew translation may be provided upon request.

Italy Data Privacy Consent. Pursuant to the GDPR (General Data Protection Regulation – EU No. 2016/679) and to Legislative Decree no. 196/2003, the Controller of personal data processing is Twist Biosciences Corporation, with registered offices at 681 Gateway Blvd, South San Francisco, CA 94080 USA, and its Representative in Italy for privacy purposes is Paula Green, SVP, Human Resources, at pgreen@twistbioscience.com.

By accepting this Option, you understand that Personal Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Personal Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to the GDPR (General Data Protection Regulation – EU No. 2016/679) and to Legislative Decree no. 196/200.

The processing activity, including the communication and transfer of your Personal Data abroad, including outside of the European Union, as herein specified and pursuant to applicable law, does not require your consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Plan. You understand that the use of your Personal Data will be minimized where it is not necessary for the implementation, administration and management of the Plan. You further understand that, pursuant to Sections 12 to 21 of the GDPR, you have the right to, including but not limited to, (i) access, (ii) delete, (iii) update, and (iv) ask for rectification of your Personal Data, as well as to request, from the Controller, the (v)  restriction of processing concerning your Personal Data or to (vi) object to processing, as well as the right to (vii) “data portability”. Furthermore, you are aware that your Personal Data will not be used for direct marketing purposes.

Japan Securities Law Notice. With respect to this Option, the Company hereby informs you that (a) a filing under the provisions of Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (“FIEL”) has not been made as any solicitation of an application to acquire this Option in relation to the issuance thereof constitutes a private placement to a small number of investors (shoninzu muke kanyu) as provided under Article 23-13, Paragraph 4, Item 1 (i) of the FIEL, and (b) this Option may not be transferred (including a transfer thereof in whole) other than by will or by the laws of descent or distribution (subject to compliance with Applicable Laws).

Securities Law 告知事項. 本オプションに関しては、(a)本オプション の発行に係る取得の申込みの勧誘が、金融商品取引法第23条の13第4 項第1号イに規定する少人数向け勧誘に該当することにより、当該取得の申込みの勧誘に関し、金融商品取引法第4条第1項の規定による届出は行われていないこと、及び(b)本オプションは、（適用法令を 遵守して）遺言若しくは相続・遺産分配法による場合を除き、譲渡 （一括譲渡を含みます。）できないことを、当会社はここに告知致

します

Share Ownership and Payment Reporting. If you acquire Shares valued at more than ¥100,000,000 total, you must file a Securities Acquisition Report with the Ministry of Finance (“MOF”) through the Bank of Japan within 20 days of the acquisition of the Shares.

In addition, if you pay more than ¥30,000,000 in a single transaction for the Shares at exercise of the Option, you must file a Payment Report with the MOF through the Bank of Japan by the 20th day of the month following the month in which the payment was made. The precise reporting requirements may vary depending on the bank handling the payment.

A Payment Report is required independently of a Securities Acquisition Report. Consequently, if the total amount that you pay on a one-time basis at exercise of the Option exceeds ¥100,000,000, you must file both a Payment Report and a Securities Acquisition Report.

Exit Tax. Please note that you may be subject to tax on your Options, even prior to vesting or exercise, if you relocate from Japan if you (1) hold financial assets with an aggregate value of ¥100,000,000 or more upon departure from Japan and (2) maintained a principle place of residence (jusho) or temporary place of abode (kyosho) in Japan for 5 years or more during the 10-year period immediately prior to departing Japan. You should discuss your tax treatment with your personal tax advisor.

Singapore Securities Law Notice. This offer and Common Stock to be issued hereunder shall be made available only to an employee, director, consultant, or other “qualifying person” of the Company or its Subsidiary, in reliance on the prospectus exemption set out in Section 273(1)(i) read together with Section  273(2) of the Securities and Futures Act (Chapter 289) of Singapore (“the SFA”) and is not made with a view to the Common Stock so issued being subsequently offered for sale or sold to any other party in Singapore. You understand and acknowledge that this Agreement and/or any other document or material in connection with this offer and the Common Stock thereunder have not been and will not be lodged, registered or reviewed by the Monetary Authority of Singapore. Any and all Common Stock to be issued hereunder shall therefore be subject to the general resale restriction under Section 257 of the SFA, and you undertake not to make any subsequent sale in Singapore, or any offer of sale in Singapore, of any of the shares of Common Stock (received upon exercise of this offer), unless that sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) other than Section 280 of the SFA.

Director Reporting. If you are a director or shadow director of a Singapore Subsidiary, you may be subject to special reporting requirements with regard to the acquisition of shares or rights over Shares. Please contact your personal legal advisor for further details if you are a director or shadow director.

Exit Tax / Deemed Exercise Rule. If you are deemed by the Singapore tax authorities to have received Options in relation to your employment in Singapore, notwithstanding the fact that you are not employed by the Company or any Parent or Subsidiary, please note that if, prior to the exercise of the Options, you are 1) a permanent resident of Singapore and leave

Singapore permanently or are transferred out of Singapore; or 2) neither a Singapore citizen nor permanent resident and either cease employment in Singapore or leave Singapore for any period exceeding 3 months (unless it can be proven that you are not leaving permanently), you will likely be taxed on the Options on a “deemed exercise” basis, even if your Options have not yet vested. You should discuss your tax treatment with your personal tax advisor.

United Kingdom The following supplements Section 5 of the Agreement:

Withholding of Tax. If payment or withholding of the Tax-Related Items is not made within ninety (90) days of the end of the UK tax year in which the event giving rise to the Tax-Related Items occurs (the “Due Date”) or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected Tax-Related Items will constitute a loan owed by Participant to the Employer, effective on the Due Date. Participant agrees that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 5(b)  of the Award Agreement. Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section  13(k) of the U.S. Securities and Exchange Act of 1934, as amended), Participant will not be eligible for such a loan to cover the Tax-Related Items. In the event that Participant is a director or executive officer and the Tax-Related Items are not collected from or paid by Participant by the Due Date, the amount of any uncollected Tax-Related Items will constitute a benefit to Participant on which additional income tax and national insurance contributions will be payable. Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime.

HMRC National Insurance Contributions. Participant agrees that (a) Tax Related Items within Section 5(a) of the Award Agreement shall include any secondary class 1 (employer) National Insurance Contributions that (i) any employer (or former employer) of Participant is liable to pay (or reasonably believes it is liable to pay); and (ii) may be lawfully recovered from Participant; and (b) if required to do so by the Company (at any time when the relevant election can be made) Participant shall: (i) make a joint election (with the employer or former employer) in the form provided by the Company to transfer to Participant the whole or any part of the employer’s liability; and (ii) enter into arrangements required by HM Revenue & Customs (or any other tax authority) to secure the payment of the transferred liability.